SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K/A

                      AMENDMENT NO.1 TO CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



     Date of report (Date of earliest event reported):  April 15, 1997



                           CAMDEN PROPERTY TRUST
             (Exact name of Registrant as Specified in Charter)


     TEXAS                      1-12110                   76-6088377
(State or Other          (Commission File Number)      (I.R.S. Employer
  Jurisdiction                                       Identification Number)
of Incorporation)


         3200 Southwest Freeway, Suite 1500, Houston, Texas  77027
            (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:  (713) 964-3555



                               Not applicable
       (Former name or former address, if changed since last report)

The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated April 15, 1997 to read in its entirety as follows:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Businesses Acquired.

          Filed with this Report as Attachment A are the following audited financial statements of Paragon Group, Inc. ("Paragon"):

          (1)  Independent Auditors' Report

          (2)  Consolidated Balance Sheets as of December 31, 1996 and 1995

          (3) Consolidated and Combined Statements of Operations for the years ended December 31, 1996 and 1995, the period July 27 to December 31, 1994, as restated, and the period January 1 to July 26, 1994

          (4) Consolidated and Combined Statements of Stockholders' Equity (Partners' and Owners' Deficit) for the years ended December 31, 1996 and 1995, the period ended December 31, 1994, as restated, and the period ended July 26, 1994

          (5) Consolidated and Combined Statements of Cash Flows for the years ended December 31, 1996 and 1995, the period July 27 to December 31, 1994, as restated, and the period January 1 to July 26, 1994

          (6)  Notes to Consolidated and Combined Financial Statements

      (b) Pro Forma Financial Information.

          Pro forma financial information for the registrant is set forth as Attachment B.

      (c) Exhibits.

          23.1 Consent of Ernst & Young L.L.P.

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 1997
                                       CAMDEN PROPERTY TRUST



                                       By:  /s/ G. Steven Dawson
                                           ----------------------
                                           G. Steven Dawson
                                           Senior Vice President - Finance,
                                           Chief Financial Officer
                                           and Treasurer

                                                               ATTACHMENT A



INDEPENDENT AUDITORS' REPORT
---------------------------------------------------------------------------

To the Board of Directors and
Stockholders of Paragon Group, Inc.

     We have audited the accompanying consolidated balance sheets of Paragon Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated and combined statements of operations, stockholders' equity (partners' and owners' deficit), and cash flows of Paragon Group, Inc. and Predecessors for the years ended December 31, 1996 and 1995, the period from July 27, 1994 through December 31,
1994, as restated, and the period from January 1, 1994 through July 26, 1994. Our audits also included the financial statement schedule listed in the index at Item 14(a)1 and 2. These consolidated and combined financial statements and schedule are the responsibility of the management of Paragon Group, Inc. and Predecessors. Our responsibility is to express an opinion on these consolidated and combined financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall
financial  statement presentation.   We  believe  that  our  audits
provide  a reasonable basis for our opinion.

     In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Paragon Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of Paragon Group, Inc. and Predecessors' operations and cash flows for the years ended December
31, 1996 and 1995, the period from July 27, 1994 through December 31, 1994, as restated, and the period from January 1, 1994 through July
26, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 2, the Company, since its initial public offering on July 27, 1994, accounted for the investment in its property services subsidiary, Paragon Group Property Services, Inc. ("PGPSI"), under the cost method consistent with prior regulatory direction. However, in September 1995, the Emerging Issues Task Force of the Financial Accounting Standards Board (EITF) reached a consensus in EITF 95-6 that the cost method of accounting for such investments was not appropriate. Accordingly, in 1995, the Company changed its method of accounting for PGPSI from the cost method to consolidation of the financial position and results of operations of PGPSI with the
Company. Furthermore,   as  required  by  EITF  95-6,  the  1994
financial   statements (specifically,  the period from July 27, 1994
through December 31, 1994) have been restated to consolidate PGPSI. The effect of the restatement was to decrease stockholders' equity at December 31, 1994 by approximately $20,456,000 and to decrease net income for the period from July 27 through December 31, 1994 by approximately $120,000. The effect on earnings per share was nominal.

Ernst & Young LLP
Dallas, Texas
March 21, 1997

PARAGON GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

                                               December 31,    December 31,
                                                   1996             1995
---------------------------------------------------------------------------
                                        ASSETS

Real estate assets:
     Land                                        $  81,214      $  86,602
     Buildings and improvements                    441,921        459,129
     Furniture, fixtures and equipment              60,657         57,796
                                                 ---------      ---------
                                                   583,792        603,527
     Less:  Accumulated depreciation              (127,829)      (126,437)
                                                 ---------      ---------
         Operating real estate assets              455,963        477,090
     Construction in process                        13,339         27,944
     Real estate held for sale                      20,604              -
                                                 ---------      ---------
         Net real estate assets                    489,906        505,034
Cash and cash equivalents                            7,087          6,583
Restricted cash                                      4,241          3,909
Accounts receivable, including amounts
  due from affiliates of $212 and $1,424,
  respectively in 1996 and 1995                      1,437          4,716
Advances to affiliates                               1,532            186
Investment in ventures                              15,164
     7,401
Notes receivable from venture                        9,839              -
Deferred charges, net                                5,774          9,254
Deferred rent receivable                                 -            260
Deferred tax asset                                      93            863
Other assets                                         1,794          1,405
                                                 ---------      ---------
         Total assets                            $ 536,867      $ 539,611
                                                 =========      =========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                    $ 297,292      $ 293,780
Accrued interest payable                             1,363          1,106
Accrued real estate taxes payable                    1,741          2,030
Accounts payable and accrued liabilities,
  including amounts due to affiliates of
  $10 in 1996                                       10,019         10,883
Tenant security deposits                             2,205          2,273
Deferred tax liability                                  93            863
Deferred gain on sale of commercial property
 services business                                   1,100              -
                                                 ---------      ---------
         Total liabilities                         313,813        310,935
                                                 ---------      ---------

Minority interests                                  48,548         50,210
                                                 ---------      ---------
Commitments and contingencies
Stockholders' equity:
     Common stock $.01 par value,
       authorized 100,000,000 shares,
       issued 14,791,165 shares                        148            148
     Additional paid-in capital                    204,617        204,537
     Unamortized employee restricted stock
       compensation                                 (1,053)        (4,085)
     Accumulated deficit                           (27,411)       (21,236)
                                                 ---------      ---------
                                                   176,301        179,364
      Less: Cost of 84,486 treasury shares
        (42,266 in 1995)                            (1,795)          (898)
                                                 ---------      ---------
         Total stockholders' equity                174,506        178,466
                                                 ---------      ---------
         Total liabilities and stockholders'
           equity                                $ 536,867      $ 539,611
                                                 =========      =========

See accompanying notes.

PARAGON GROUP, INC. AND PREDECESSORS
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

                                               Company
 Predecessors
                      ---------------------------------------------------
--------------
                                For the Year   For the Year   For the
Period   For the Period
                                   Ended          Ended         July 27 to
 January 1 to
                                 December 31,   December 31,    December
31,      July 26,
                                    1996          1995       1994, as
Restated      1994
---------------------------------------------------------------------------
---------------
Revenue
  Rental                         $ 91,037       $ 80,437         $32,099
   $39,018
  Property management
    services - third party          2,406          6,859           3,729
     4,693
  Property management
    services - affiliates           2,573          4,454           1,688
     2,751
  Leasing and other property
    services - third party          2,646          8,847           3,437
     4,445
  Leasing and other property
    services - affiliates           1,226          2,136             967
     1,986
  Interest - third party              559            537             445
       156
  Interest - affiliates               161              -               -
         -
  Other - properties                3,285          3,023           1,222
     2,225
  Other - property services           836          1,275           1,125
     1,668
                                 --------       --------         -------
   -------
     Total revenue                104,729        107,568          44,712
    56,942
                                 --------       --------         -------
   -------
Expenses
  Property operating and
    maintenance:
    Personnel                      10,685          9,385           3,767
     4,748
    Advertising and promotion       1,924          1,621             625
       860
    Utilities                       5,694          4,911           1,927
     2,649
    Building repair and
      maintenance                   7,648          6,463           2,259
     3,510
    Real estate taxes and
      insurance                     9,951          8,932           3,759
     4,923
    Other operating expenses        3,555          2,950             909
     2,092
                                 --------       --------         -------
   -------
                                   39,457         34,262          13,246
    18,782
  Depreciation and amortization    19,552         18,561           7,019
     6,499
  Property management, net of
    amounts reimbursed by
    affiliates of $92, $114,
    $235 and $316 for 1996,
    1995, the period July 27 to
    December 31, 1994, and the
    period January 1 to
    July 26, 1994, respectively    12,336         18,141           8,705
    12,587
  Interest - third party           22,066         17,011           6,448
    14,057
  Interest - affiliates                 -              -               -
       801
  General and administrative -
    property services, net of
    amounts reimbursed by
    affiliates of $179, $216,
    $182 and $945 for 1996, 1995,
    the period July 27 to
    December 31, 1994, and the
    period January 1 to July 26,
    1994, respectively              4,997          5,693           2,052
     2,006

  General and administrative -
    corporate                       1,919          1,979             795
         -
  Reorganization costs                  -              -           7,796
         -
                                 --------       --------         -------
   -------
     Total expenses               100,327         95,647          46,061
    54,732
                                 --------       --------         -------
   -------
Income (loss) before equity in
  income of ventures, gain (loss)
  on sale of properties, income
  taxes, minority interests and
  extraordinary items               4,402         11,921          (1,349)
     2,210
Equity in income of ventures        1,012            775             317
       429
Gain (loss) on sale of properties   9,209            (21)              -
         -
Gain on sale of commercial
  property services business       11,930              -               -
         -
                                 --------       --------         -------
   -------
Income (loss) before income
  taxes, minority interests and
  extraordinary items              26,553         12,675          (1,032)
     2,639
Income taxes                            -              -               -
         -
                                 --------       --------         -------
   -------
Income (loss) before minority
  interests and extraordinary
  items                            26,553         12,675          (1,032)
     2,639
Minority interests                 (5,338)        (2,612)            207
         -
                                 --------       --------         -------
   -------
Income (loss) before
  extraordinary items              21,215         10,063            (825)
     2,639
Extraordinary gain from
  forgiveness of debt, net of
  minority interests                    -              -           6,832
     1,776
Extraordinary loss from early
  extinguishment of debt, net
  of minority interests                 -              -          (5,196)
         -
                                 --------       --------         -------
   -------
       Net income                $ 21,215       $ 10,063         $   811
   $ 4,415
                                 ========       ========         =======
   =======
Per share data:
  Income (loss) before
    extraordinary items          $   1.43       $   0.68         $  (0.06)
                                 ========       ========         ========
                                 $   1.43       $   0.68         $   0.06
                                 ========       ========         ========

See accompanying notes.

PARAGON GROUP, INC. AND PREDECESSORS
CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
(PARTNERS' AND OWNERS' DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, THE PERIOD
ENDED DECEMBER 31, 1994, AS RESTATED, AND THE PERIOD ENDED JULY 26, 1994 (Dollars in thousands)



                                             Unamortized
                                               Employee
Less:
                                  Additional  Restricted               Cost
of
                         Common    Paid-in       Stock     Accumulated
Treasury
                          Stock    Capital   Compensation    Deficit
Shares    Total
---------------------------------------------------------------------------
---------------
/
PARTNERS' AND OWNERS'
  DEFICIT AT DECEMBER
  31, 1993                $  -    $      -    $     -      $(40,031)   $
-   $(40,031)
  Contributions              -           -          -         3,202
-      3,202
  Distributions              -           -          -        (7,912)
-     (7,912)
  Net Income                 -           -          -         4,415
-      4,415
                          ----    --------    -------      --------
-------   --------
PARTNERS' AND OWNERS'
  DEFICIT AT JULY 26,
  1994                       -           -          -       (40,326)
-    (40,326)
  Paragon Group, Inc.
    formation transactions   -           -          -        13,391
-     13,391
  Reclassification of
    accumulated deficit
    at date of initial
    offering                 -     (26,935)         -        26,935
-          -
  Proceeds of initial
    offering, net of
    underwriting discount
    and offering costs
    of $24,813             137     266,069          -             -
-    266,206
  Shares issued in
    exchange for note
    receivable from
    property services
    corporation              7      14,393          -             -
-     14,400
  Shares issued pursuant
    to employee restricted
    stock plan               3       6,890     (6,136)            -
(757)         -
  Adjustment for minority
    interests at date
    of initial offering      -     (56,786)         -             -
-    (56,786)
  Net income                 -           -          -           811
-        811
  Amortization of employee
    restricted stock
    compensation             -           -        577             -
-        577
  Dividends paid             -           -          -        (4,839)
-     (4,839)
                          ----    --------    -------      --------
-------   --------
STOCKHOLDERS' EQUITY AT
  DECEMBER 31, 1994,
  AS RESTATED              147     203,631     (5,559)       (4,028)
(757)   193,434
  Acquisition of land
    for Units                -       1,251          -             -
-      1,251
  Acquisition of partner-
    ship interest for
    Units                    -      (1,559)         -             -
-     (1,559)
  Conversion of Units
    to common stock          1       1,214          -             -
-      1,215
  Net income                 -           -          -        10,063
-     10,063
  Amortization of employee
    restricted stock
    compensation             -           -      1,333             -
-      1,333
  Redemption of employee
    restricted stock, net
    of additional grants     -           -        141             -
(141)         -
  Dividends paid             -           -          -       (27,271)
-    (27,271)
                          ----    --------    -------      --------
-------   --------
STOCKHOLDERS' EQUITY AT
  DECEMBER 31, 1995        148    204,537      (4,085)      (21,236)
(898)   178,466
  Partial repayment of
    note payable to
    affiliates with Units    -         80           -             -
-         80
  Net income                 -          -           -        21,215
-     21,215
  Amortization of employee
    restricted stock
    compensation             -          -       2,135             -
-      2,135
  Redemption of employee
    restricted stock, net
    of additional grants     -          -         897             -
(897)         -
  Dividends paid             -          -           -       (27,390)
-    (27,390)
                          ----    --------    -------      --------
-------   --------
STOCKHOLDERS' EQUITY AT
  DECEMBER 31, 1996       $148    $204,617    $(1,053)     $(27,411)
$(1,795)  $174,506
                          ====    ========    =======      ========
=======   ========

See accompanying notes.

PARAGON GROUP, INC. AND PREDECESSORS
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

                                              Company
Predecessors

--------------------------------------------------------
                               For the Year For the Year   For the Period
For the Period
                                  Ended         Ended         July 27 to
January 1 to
                               December 31,  December 31,    December 31,
  July 26,
                                   1996          1995      1994, as
Restated      1994
---------------------------------------------------------------------------
---------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income                   $ 21,215      $  10,063        $   811
$ 4,415
  Adjustments to reconcile
    net income to net cash
    provided by operating
    activities:
    Depreciation                 18,859         16,182          6,471
  6,455
    Amortization                    693          2,379            548
     44
    Amortization of
      deferred financing
      costs                       1,473          1,559            602
    472
    Amortization of employee
     restricted stock
     compensation                 1,368          1,333            577
      -
    Equity in income of
      ventures                        -              -           (122)
   (171)
    Loss (gain) on sale of
      properties                 (9,209)            21              -
      -
    Gain on sale of commercial
      property services
      business                  (11,930)             -              -
      -
    Post-Measurement Date
      cash flow of commercial
      property services
      business                      167              -              -
      -
    Minority interests in
      income (loss)               5,338          2,612           (207)
      -
    Gain on forgiveness of
      debt, net of minority
      interests                       -              -         (6,832)
 (1,776)
    Loss on early extinguish-
      ment of debt, net of
      minority interests              -              -          5,196
      -
  Changes in assets and liabilities:
    Decrease (increase) in
      restricted cash              (383)           367          3,019
   (695)
    Decrease (increase) in
      accounts receivable         3,261         (1,860)        (2,415)
    345
    Decrease (increase) in
      deferred rent receivable        7            (18)            25
     19
    Increase in prepaid leasing
      costs                         (62)          (136)           (55)
      -
    Decrease (increase) in other
      assets                       (523)        (1,614)          (472)
     63
    Increase (decrease) in
      accrued interest payable      386            463           (619)
    898
    Increase (decrease) in
      accrued real estate taxes     (90)           861           (930)
  2,572
    Increase (decrease) in
      accounts payable and
      accrued liabilities        (1,707)         4,052          4,089
   (678)
    Increase in tenant
      security deposits              73            258          1,412
     32
                               --------       --------        -------
-------
      Net cash provided by
        operating activities     28,936         36,522         11,098
 11,995
                               --------       --------        -------
-------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to operating
    real estate assets          (29,018)       (56,082)      (183,554)
 (3,229)
  Additions to construction
    in process, net of
    payables                    (36,740)       (43,560)        (3,217)
      -
  Additions to investment in
    ventures                        (95)        (3,624)           (60)
      -
  Purchase of working capital
    assets, net                       -           (553)             -
      -
  Purchase of management and
    leasing contracts                 -              -         (5,600)
      -
  Payments of organization
    costs                             -            (22)           (82)
      -
  Distributions received from
    ventures                      6,835            462             36
     89
  Increase in note receivable
    from venture                 (9,723)             -              -
      -
  Proceeds from sale of
    properties, net of selling   37,018             13              -
      -
  costs of $782 in 1996
  Proceeds from sale of
    commercial property
    services business, net
    of selling costs paid
    of $947                      17,289              -              -
      -
                               --------       --------        -------
-------
      Net cash used in
        investing activities    (14,434)      (103,366)      (192,477)
 (3,140)
                               --------       --------        -------
-------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from sale of
    common stock                      -              -        266,206
      -
  Dividends                     (27,390)       (27,271)        (4,839)
      -
  Contributions from minority
    interests                         -              -            100
      -
  Distributions to minority
    interests                    (7,020)        (7,063)        (1,235)
      -
  Capital contributions               -              -              -
  3,202
  Capital distributions               -              -              -
 (7,912)
  Deemed distributions at
    formation                         -              -        (11,442)
      -
  Payments of deferred financing
    costs                          (777)        (1,139)        (4,336)
   (115)
  Proceeds from notes payable    81,100        174,080        129,248
  8,300

  Payments on notes payable     (58,162)       (72,512)      (182,902)
 (9,507)
  Payment of participation fees
    and prepayment penalties          -              -         (5,778)
      -
  Distributions to repay
    off-balance sheet debt            -              -         (2,600)
      -
  Decrease (increase) in
    advances to affiliates       (1,749)         1,419         (1,450)
      -
  Proceeds from partner loans         -              -              -
    283
  Payments on partner loans           -              -         (1,463)
   (178)
                               --------       --------        -------
-------
      Net cash provided by
        (used in) financing
        activities              (13,998)        67,514        179,509
 (5,927)
                               --------       --------        -------
-------

Net increase (decrease) in
  cash and cash equivalents         504            670         (1,870)
  2,928
Cash and cash equivalents,
  beginning of period             6,583          5,913          7,783
  4,855
                               --------       --------        -------
-------
Cash and cash equivalents,
  end of period                $  7,087       $  6,583        $ 5,913
$ 7,783
                               ========       ========        =======
=======

Cash paid for interest         $ 22,023       $ 16,556        $ 6,475
$13,305
                               ========       ========        =======
=======

See supplemental non-cash disclosures at Note 15.
See accompanying notes.

PARAGON GROUP, INC. AND PREDECESSORS

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
---------------------------------------------------------------------------
December 31, 1996
(Dollars in thousands, except per share or share/unit data)

1.   ORGANIZATION AND FORMATION OF THE COMPANY

     Paragon Group, Inc. (together with its subsidiaries, the "Company"), qualifies as a real estate investment trust ("REIT") for Federal income tax purposes and was incorporated in the state of Maryland on March 23, 1994 to continue the operations of certain entities involved in management, leasing, construction, development and ownership of real estate assets (collectively the "Predecessors"). On July 27,
1994, the Company completed an initial public offering (the "Initial Offering") of 13,000,000 shares of common stock (including
1,000,000   shares  issued  upon  exercise  of  the   underwriters'
over-allotment option), a sale of 695,000 shares of common stock to the sponsors (the "Private Placement") and a business combination with the Predecessors. The offering price of all shares sold was $21.25 per share, resulting in net proceeds (less the underwriters' discount and offering costs) of approximately $266,206. Additionally, in August 1994, the Company issued 324,400 shares of common stock for use in the Employee Restricted Stock Plan.

     Upon  completion  of  the  Initial  Offering,  the  Company,   through
its wholly-owned subsidiary, Paragon Group LP Holdings, Inc., acquired a 79.1% limited partner interest in Paragon Group L.P. (the "Operating Partnership"). The Operating Partnership succeeded to substantially all of the interests of the Predecessors and certain others in certain properties. The Company, through its wholly-owned subsidiary, Paragon Group GP Holdings, Inc., is the sole general partner and the holder of a 1% interest in the Operating Partnership. In consideration for the sale of certain properties and partnership interests, certain owners of the Predecessors, including affiliates of the Company, elected to receive limited partnership units ("Units") in the Operating Partnership. The 3,648,546 Units received by such owners at formation represented an approximate 19.9% equity interest in the Operating Partnership.

     Proceeds  from  the  Initial  Offering,   the  Private  Placement  and
new borrowings totaled $408.5 million. The Company and the Operating Partnership used these proceeds to (i) purchase certain properties and interests in certain other properties, (ii) retire existing debt associated with certain properties, (iii) pay expenses of the offering including underwriting discounts, accounting, legal, and other formation costs, (iv) pay prepayment penalties, purchase lender participation interests, buy down interest rates on certain mortgage loans and pay loan costs on new indebtedness, (v) make distributions to certain owners of the Predecessors to repay off-balance sheet debt associated with one of the properties, (vi) purchase the property services businesses from affiliates, (vii) pay real estate taxes and fund interest and tax escrows, and (viii) establish working capital reserves.

     During 1995, the Operating Partnership issued 116,136 Units to acquire additional property and partnership interests from affiliates of the Company and 94,118 Units were redeemed for shares of common stock in the Company (with the Company acquiring such Units in exchange for a like number of shares). On January 3, 1996, the Operating Partnership issued 4,694 Units in partial settlement of debt assumed on the purchase of the Overlook Apartments. At December 31, 1996, the Company's ownership interest in the Operating Partnership was 80.1%.

     Subsequent to the business combination and prior to June 30, 1996, the Company's management, leasing, construction and development businesses were conducted through Paragon Group Property Services, Inc. ("PGPSI"). The Company, through the Operating Partnership, owned 100% of the non-voting stock and 1% of the voting stock of PGPSI (collectively representing 99% of the total equity). As discussed in Note 4, effective June 30, 1996, the Company sold its interest in PGPSI (after spin-off of the residential property services business) and formed Paragon Residential Services, Inc. ("PRSI") to continue the Company's residential property services business previously conducted through PGPSI. The Company has a 95% economic interest in PRSI through ownership of 100% of the nonvoting common stock and 1% of the voting stock. The remaining 99% of the voting stock, which represents a 5% economic interest, is owned by a partnership controlled by certain current and former executive officers of the Company.

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation for Periods after the Initial Offering

     For the periods after the Initial Offering, the accompanying consolidated financial statements include the accounts of the Company, Paragon Group GP Holdings, Inc., Paragon Group LP Holdings, Inc., Paragon Group L.P., PGPSI (through the date of sale), Paragon Residential Services, Inc., 8 wholly-owned partnerships and one limited liability company, and partnerships owning 13 properties where the Company,
through  the  Operating  Partnership,   has  a controlling  interest.  All
significant intercompany accounts and transactions have been eliminated in consolidation.

     The  Company,  subsequent  to the  Initial  Offering  on July 27,
1994 and through the third quarter of 1995, accounted for its investment in PGPSI under the cost method consistent with prior regulatory direction. However, in September 1995, the Emerging Issues Task Force of the Financial Accounting Standards Board ("EITF") reached a consensus in EITF 95-6 "Accounting by a Real Estate Investment Trust for an investment in a Service Corporation" that the cost method of accounting for such investments was not appropriate and, based upon the specific facts and circumstances, either the equity method or consolidation accounting should be used. While the Company only held 1% of the voting stock of PGPSI, due to its 99% economic interest and other factors the Company believes that the consolidation method should be used and provides for the most meaningful financial statement presentation. Accordingly, in the fourth quarter of 1995, the Company changed its method of accounting for PGPSI from the cost method to consolidation of the financial position and results of operations of PGPSI in the Company's consolidated financial statements. Furthermore, as required by EITF 95-6, the 1994 financial statements (specifically, the period from July 27, 1994 through December 31, 1994) have been restated to consolidate PGPSI. The effect of the restatement was to decrease stockholders' equity at December 31, 1994 by $20,456 and to decrease income before extraordinary items and net income by $120. The effect on net income per share was nominal.

     The business combination was structured to allow the partners and owners of the entities in the Predecessors to receive either cash or Units in the Operating Partnership. (Units can be exchanged, with certain restrictions, for cash or common stock in the Company, at the Company's election, on a one-for-one basis.) Purchase accounting was applied to the acquisition of all non-controlled interests from persons who received either cash or Units in the Operating Partnership as consideration as well as controlled interests from persons who received cash. The acquisition of all other interests was accounted for as a reorganization of entities under common control and, accordingly, was reflected at historical cost in a manner similar to that of pooling of interests accounting. Acquisitions subsequent to the Initial Offering have been accounted for in a similar manner.

Basis of Presentation for Periods prior to the Initial Offering

     For periods prior to the Initial Offering, the accompanying combined financial statements of the Predecessors include the accounts of
45 partnerships owning  multifamily  apartment  communities,   two
partnerships owning retail properties, one partnership owning an office property and various entities engaged in property management, leasing, construction and development on a contractual basis. Additionally included are the accounts of a partnership which owns a 20% interest in an office property and is therefore accounted for using the equity method. The Predecessors is not a legal entity but rather a
combination  for  financial  reporting  purposes.   The  accompanying
combined financial statements are presented on a combined basis because of common ownership and management. All significant inter-entity accounts and transactions have been eliminated in combination. The accompanying combined financial statements prior to the business combination exclude or carve out certain assets and liabilities that were not contributed to the Operating Partnership or transferred to PGPSI.

Real Estate Assets and Depreciation

     Real estate assets are stated at cost. Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized and depreciated on a straight-line basis over the estimated useful lives of the properties (buildings and related land improvements - 10 to 40 years; furniture, fixtures, and equipment - 3 to 10 years; and tenant improvements - over the life of the related
tenant  lease).   With  respect  to  the  operating  apartment properties,
the Company  capitalizes floor and window coverings and depreciates such
items  over  5  years;   appliances  and  heating,   ventilating  and  air
conditioning equipment are capitalized and depreciated over 10 years. With respect to construction in process, the Company capitalizes all costs associated with development activities, including interest and taxes, until each project is complete. Capitalized interest for the years ended December 31, 1996, 1995 and 1994 aggregated to $1,687, $1,608 and $47, respectively.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long Lived Assets" ("FAS 121"). FAS 121 establishes accounting standards for the impairment of long lived assets and is effective for fiscal years beginning after December 15, 1995, with early adoption encouraged. The Company adopted FAS 121 in 1995. Accordingly, the Company records impairment losses on long lived assets used in operations when events and circumstances indicate that the assets may be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. No such impairment losses with respect to real estate assets used in operations have been recognized to date. Real estate assets to be disposed of are carried at the lower of the carrying amount or estimated fair value less selling costs and are classified as real estate held for sale in the accompanying consolidated balance sheets.

Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash

     Restricted cash is comprised of tenant security deposits, real estate tax and insurance escrows, required reserves for property replacements, and other cash restricted pursuant to loan or other agreements.

Investment in Ventures

     The Company's 20% interest in Gateway One Office Venture ("Gateway"), its 10% interest in Fair Grove Properties, L.L.C. ("Fair Grove") and its approximate 44% interest in Paradim, Inc. and it's subsidiaries
(collectively, "Paradim") are accounted for using the equity method of accounting.

Deferred Charges

     Deferred charges include costs incurred in connection with the formation of each entity which are generally amortized on a straight-line basis over five years; deferred financing costs which are amortized on a straight-line basis over the life of the related loan; prepaid leasing costs on the office and retail properties which are amortized on a straight-line basis over the life of the related tenant lease; and management and leasing contracts purchased at formation which are amortized on a straight-line basis over five years.

Revenue Recognition

     Rental income attributable to residential leases is recognized when earned. Minimum rental income related to retail and office leases is recognized on a straight-line basis over the terms of the leases. Certain of the leases include scheduled rent increases and provisions whereby the tenant is not responsible for rental payments during specified initial occupancy periods. Rental income recognized in excess of payments due is reflected as a deferred rent receivable in the accompanying balance sheets. The retail and office leases also provide for reimbursement of actual operating expenses in excess of base amounts.

     Management fees are based on a percentage of the rental receipts of properties managed and are recognized when earned. Leasing fees are based on the gross value of leases signed and are recognized as earned under the terms of the various contracts. Construction and development fees are generally based on a fixed percentage of costs and are recognized as the project costs are incurred.

Stock Compensation

     In October 1995, The Financial  Accounting Standards Board issued
Statement of  Financial   Accounting  Standards  No.  123,  "Accounting
for Stock Based Compensation" ("FAS 123") which establishes financial accounting and disclosure standards for stock based employee compensation plans and is effective for fiscal years beginning after December 15, 1995. FAS 123 provides an alternative of adopting the new accounting standards of the statement or remaining under the existing requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has decided to continue accounting for its stock compensation arrangements under the provisions of APB 25.

Per Share Data and Dividends

     Earnings per share with respect to the Company for the periods following the Initial Offering are computed based upon the weighted average number of shares outstanding during the respective period. Historical per share data with respect to the periods prior to the Initial Offering is not relevant since the Predecessors' financial statements are a presentation of the combined operations of partnerships and S corporations.

     For the years ended December 31, 1996 and 1995 and the period from July 27, 1994 through December 31, 1994, the Company paid dividends of
$27,390,  $27,271 and  $4,839,   respectively.   For  income  tax
purposes,   dividends  paid  to stockholders  consist of ordinary income, short-term capital gains, long-term capital gains or return of capital. The following is a summary of the income tax treatment of the dividends paid by the Company:

                                                                Period
                                      Year Ended December 31,  July 27 to
                                      -----------------------  December 31,
                                        1996         1995         1994
                                      ------------------------------------

Ordinary income...............         53.24%       47.41%           -
Short-term capital gain.......          0.89%           -            -
Long-term capital gain........         16.51%           -            -
Return of capital.............         29.36%       52.59%      100.00%
                                      ------       ------       ------
  Total                               100.00%      100.00%      100.00%
                                      ======       ======       ======

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations

     At December 31, 1996 and 1995, there were cash and restricted cash balances with banks in excess of the FDIC insured limits by $5,188, and $3,376, respectively. The Company has not experienced any losses in its cash accounts, and believes it is not exposed to any significant credit risk on cash and cash equivalents.

     As of December 31, 1996, certain apartment units are leased to tenants that have common employers and may be dependent on one related source of income. Management believes that any possible loss resulting from the above-mentioned concentrations would not be material as the apartment units could be re-leased if the current tenants fail to perform under their obligations.

3.   REAL ESTATE INVESTMENTS

Real Estate

     As of December 31, 1996, the Company, through the Operating Partnership, controls, either through direct ownership or in some instances through an investment in a partnership or a limited liability company, 58 multifamily residential properties in Florida, Kentucky, Missouri, North Carolina, South Carolina and Texas. The Company, through the Operating Partnership, also owns an interest in Paradim which owns 3 multifamily residential properties that were previously wholly-owned by the Company, and has a minority interest in Gateway and Fair Grove which own three office properties; one in Missouri and two in suburban
Washington,   D.C.  In  addition,  the  Company  has  entered  into  a
non-recourse ground lease, which commenced on October 24, 1996, related to approximately 27.47 acres in Louisville, Kentucky for potential development of a multifamily residential community in 1997.

     At December 31, 1996, the 58 multifamily residential properties controlled by the Company include 55 operating properties containing 15,026 apartment units, two properties under development for which 520 units are planned and a 12.6 acre tract of land for which 320 units are planned which the Company acquired in December 1996 for future development. Two of the operating properties containing 548 units are in the initial lease-up phase. The three multifamily residential properties owned by Paradim include two operating properties containing 928 apartment units and one property under development for which 336 units are planned.

The following is a summary of the Company's real estate investments at December 31, 1996:

                    Number of Properties       Number of Apartment Units
                    --------------------       -------------------------
                            Under                           Under
Location        Operating Development  Total  Operating Development  Total
--------        --------- -----------  -----  --------- -----------  -----
Multifamily Properties

FLORIDA
Tampa/St.
  Petersburg        13         -         13     4,013          -     4,013
Orlando (1)          7         1          8     1,802        320     2,122
Winterhaven.         1         -          1       192          -       192
                    --        --         --   -------      -----   -------
                    21         1         22     6,007        320     6,327
                    --        --         --   -------      -----   -------
KENTUCKY
Louisville           5         -          5     1,142          -     1,142
                    --        --         --   -------      -----   -------

MISSOURI
St. Louis           12         -         12     3,142          -     3,142
Kansas City          1         1          2       308        288       596
                    --        --         --   -------      -----   -------
                    13         1         14     3,450        288     3,738
                    --        --         --   -------      -----   -------

NORTH CAROLINA
Charlotte (2)        6         1          7     1,647        232     1,879
Greensboro (3)       2         1          3       520        336       856
                    --        --         --   -------      -----   -------
                     8         2         10     2,167        568     2,735
                    --        --         --   -------      -----   -------
SOUTH CAROLINA
Charleston           1         -          1       352          -       352
                    --        --         --   -------      -----   -------

TEXAS
Dallas (4)           9         -          9     2,836          -     2,836
                    --        --         --   -------      -----   -------
Total Residential   57         4         61    15,954      1,176    17,130
                    ==        ==         ==   =======      =====   =======

                    Number of Properties         Number of Square Feet
                    --------------------       -------------------------
                            Under                           Under
Location        Operating Development  Total  Operating Development  Total
--------        --------- -----------  -----  --------- -----------  -----
Office Properties

MISSOURI
St. Louis (5)        1         -          1   401,625          -   401,625

Washington, D.C.(6)  2         -          2   322,845          -   322,845
                    --        --         --   -------      -----   -------
Total Office         3         -          3   724,470          -   724,470
                    ==        ==         ==   =======      =====   =======

(1) Operating information includes a 272 unit project that is in the initial lease-up phase. Development information includes 320 units related to land purchased in December 1996 for future development.

(2) Operating information includes a 220 unit project owned by Paradim in which the Company holds an approximate 44% interest.

(3) Development information includes a 336 unit project owned by Paradim in which the Company holds an approximate 44% interest.

(4) Operating information includes a 276 unit project that is in the initial lease-up phase and a 708 unit project owned by Paradim in which the Company holds an approximate 44% interest.

(5) Represents an office building owned by Gateway in which the Company holds a 20% interest.

(6) Represents two office buildings owned by Fair Grove in which the Company holds a 10% interest.

Development

     On January 29, 1996, the Company, through PGPSI, acquired a 5.15 acre tract of land in suburban Dallas, Texas and commenced construction on the 108,600 square feet Post and Paddock office/warehouse development. Construction was completed in November 1996 and the property was sold on December 4, 1996 for $3,700.

     The Company has entered into a non-recourse ground lease, which commenced on October 24, 1996, related to approximately 27.47 acres in Louisville, Kentucky for potential development in 1997. The ground lease allows the Company to develop, at its' discretion, a one or two phase multifamily residential community on the leased acreage. The lease has a term of 40 years and under certain conditions, the Company has the option to acquire the land. Monthly lease payments which are estimated to range from $7 to $14 have been deferred until July 1, 1997.

      On December 13, 1996, the Company acquired a 12.6 acre tract of land in Orlando, Florida for $2,007. A 320 unit multifamily residential community is planned for the site which, when developed, will be the second phase of the completed 272 unit Renaissance Pointe apartments.

     During 1996, the Company completed construction of three multifamily residential properties containing a total of 824 apartment units. At December 31, 1996, an additional 856 apartment units were under construction which are scheduled for completion in the first and second quarters of 1997, including 336 units owned by Paradim. The three multifamily residential properties completed in 1996 include the 276 unit Heron Pointe apartments in Tampa, Florida completed in February 1996, the 272 unit Renaissance Pointe apartments in Orlando, Florida completed in July 1996 and the 276 unit Stone Gate apartments completed in August 1996. At December 31, 1996, the Renaissance Pointe apartments and the Stone Gate apartments were in the initial lease-up phase.

Acquisitions

     On November 8, 1996, the Company purchased two North Carolina multifamily residential communities (the 240 unit Habersham Pointe apartments in Charlotte, North Carolina and the 216 unit River Oaks apartments in Greensboro, North Carolina) from a single seller for a total purchase price of $20,900, including the assumption of mortgage indebtedness in the amount of $6,357 collateralized by the River Oaks apartments.

Dispositions

     As a result of the sale of its commercial property services business discussed in Note 4, the Company disposed of its three wholly-owned operating commercial properties in the fourth quarter of 1996. The Company also sold the Turtle Creek I and the Turtle Creek II apartments in Asheville, North Carolina in the fourth quarter of 1996. The 1996 property sales are summarized in the following table:

                                                      SF/# of      Sales
   Date Sold         Property         Location         Units       Price
   ---------         --------         --------         -----      --------
Commercial Properties
---------------------
October 1, 1996      Southwood Mall   Bradenton, FL   113,949     $ 3,170
October 31, 1996     Westgate Centre  St. Louis, MO    58,935       7,130
December 19, 1996    The Paragon      St. Louis, MO   102,486      10,000

Multifamily Properties
----------------------
December 12, 1996    Turtle Creek I   Asheville, NC       208       7,075
December 12, 1996    Turtle Creek II  Asheville, NC       176       6,725
                                                                  -------
   Total                                                          $34,100
                                                                  =======

     In accordance with FAS 121, properties held for sale are to be carried at the lower of the carrying amount or estimated fair value less selling costs. Accordingly, at June 30, 1996, the Company recognized an impairment adjustment of $1,143, all of which related to Southwood Mall, which is included in gain (loss) on sale of properties in the accompanying statements of operations.

     In addition, in an effort to maximize the long term growth potential of the portfolio, management intends to regularly evaluate the possible disposition of targeted multifamily residential assets where a redeployment of capital can increase geographic efficiencies or improve operating results. At December 31, 1996, three multifamily properties (the 232 unit Brookfield apartments in Dallas, Texas; the 352 unit Westchase Apartments in Charleston, South Carolina; and the 251 unit San Miguel Apartments in St. Louis, Missouri) are classified as held for sale. The Company expects to sell these properties at prices in excess of carrying amounts.

Joint Venture

     On April 1, 1996, the Company entered into a joint venture (Paradim) with Careit Investments Limited Partnership ("Careit"), an affiliate of Caisse de depot et placement du Quebec, to acquire, develop and operate selected multifamily residential properties in markets in which the Company operates. The Company and Careit each have committed to invest up to $22,500, primarily through a newly formed Maryland corporation, Paradim, Inc., which intends to qualify as a REIT for Federal income tax purposes. Each investment by Paradim, Inc. is to be made through separate limited liability companies or limited partnerships in which Paradim, Inc. will own an 89%interest as the managing member or general partner, the Company will own a 1% interest and a number of private investors will own the remaining interests. In connection with Paradim, Inc.'s initial capitalization, the Company effectively contributed its interest in three properties (Overlook, formerly known as The Phoenix, a 220-unit multifamily residential complex in Charlotte, North Carolina; Highpoint, a 708-unit multifamily residential complex in Dallas, Texas; and Brassfield Park, a 336-unit multifamily residential complex under development in Greensboro, North Carolina) and Careit contributed $7,926 in cash. At formation, the Company also received a distribution of approximately $6,618, which was used to repay existing indebtedness under the line of credit. The Company recorded the initial contribution of these properties at their net carrying value on April 1, 1996, which was approximately $14,726 (net book value of$41,842 subject to existing indebtedness of $27,116). The Company's investment, which includes a direct 1% interest in two limited liability companies and one limited partnership and an approximate 43% indirect interest in such entities through its ownership in Paradim, Inc. (collectively, approximately 44%), is being accounted for under the equity method. As of December 31, 1996, the Company's aggregate investment in Paradim was approximately $7,954.

4.   PROPERTY SERVICES

     Subsequent to the business combination on July 27, 1994 and through June 30, 1996, the Company's management, leasing, construction and development businesses were conducted through PGPSI. PGPSI provided residential and commercial property services to the Company, affiliates of the Company and unrelated third parties. PGPSI was originally capitalized with $3,000 of cash and the issuance of a $17,000 note.

     During 1995, PGPSI was realigned from a regional multi-product organization to two national product groups - one for residential
operations  and one for commercial operations.   As  a  result  of  the
realignment,   PGPSI  incurred non-recurring charges  totaling  $748
related to employee severance and other costs, including $195 of non-cash charges associated with the accelerated vesting of outstanding restricted stock made available to certain employees (See Note 9). At December 31, 1995, PGPSI managed over 26.4 million square feet of commercial space and 22,085 apartment units.

     In May 1996, the Company executed an agreement to sell its commercial property services business to an affiliate of Insignia Financial Group, Inc. ("Insignia"). In order to accomplish the sale, PGPSI's residential property services business was transferred to PRSI. Immediately following the transfer, as of June 30, 1996, Insignia acquired all of the outstanding stock of PGPSI and a $12,432 note receivable from PGPSI held by the Company. The acquisition price included initial cash consideration of$18,200 and two potential earn-out payments totaling up to $4,000 which are contingent upon PGPSI revenue meeting certain specified targets over the next three years. The earn-out payments may be reduced by as much as $2,900 in the event certain management contracts are terminated within a two-year period after closing. In addition, the initial acquisition price may be reduced by up to $1,100 in the event the employment of certain employees of PGPSI is terminated within one year after closing or certain existing management contracts are terminated within a five-year period after closing.

     In connection with the sale, the Company received warrants to purchase up to 50,000 shares of Insignia Financial Group, Inc. stock at a price of $28.96 per share and Insignia received warrants to purchase 50,000 shares of the Company's stock at$18.25 per share and may receive warrants to purchase an additional 238,000 shares at$18.25 per share, depending on the termination of certain management contracts during the two-year period after closing.

     As a result of the sale, the Company recognized a gain of $11,930 which does not consider potential earn-out payments, the value of warrants issued or received, or$1,100 of the initial acquisition price which is contingent on future events. The contingent portion of the initial acquisition price and the earn-out payments, if any, will be recognized when earned. The gain on sale was determined in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations", whereby the commercial property service business net loss of $843 from the date (May 7,1996) management committed to the disposal of the commercial property services business (the "Measurement Date") through the date of sale (June 30, 1996) was treated as a reduction of the gain on sale. The post-Measurement Date net loss is summarized as follows:

Revenue
    Property management services - third party...........         $  724
    Property management services -affiliates.............            471
    Leasing and other property services - third party....          1,318
    Leasing and other property services - affiliates.....            376
    Other................................................            430
                                                                  ------
                                                                   3,319
                                                                  ------

Expenses
    Property management..................................          3,348
    General and administrative...........................            570
    Interest.............................................              1
    Depreciation and amortization........................            243
                                                                  ------
                                                                   4,162
                                                                  ------
Net Loss..................................................        $ (843)
                                                                  ======

     Included in property management expenses is $767 of amortization primarily related to the June 30, 1996 accelerated vesting of employee restricted stock granted to certain employees of the commercial property services business.

     The closing of the sale occurred on July 2, 1996, at which time the Company received net proceeds from the sale of $18,072 (net of prorations of $165). Proceeds from the sale were used to reduce borrowings outstanding under the line of credit.

     PRSI will continue the Company's residential property services business and will provide all residential property service functions previously provided by PGPSI, including property management, leasing, development, acquisition and disposition for its owned residential communities as well as for affiliated and third party residential owners. As of December 31, 1996, the Company, through PRSI, managed 77 multifamily residential communities located across the United States, totaling approximately 21,696 apartment units (of which 57 communities and 15,954 apartment units were for the Company, including two communities and 928 apartment units for Paradim).


5.   DEFERRED CHARGES

     Deferred charges consist of the following:
                                               December 31,   December 31,
                                                  1996            1995
                                               -----------    -----------
         Deferred financing costs............     $7,229         $ 8,378
         Organization costs..................        249             249
         Prepaid leasing costs...............          -             421
         Management and leasing contracts....      1,356           4,044
                                                 -------         -------
                                                   8,834          13,092
         Less: Accumulated amortization......     (3,060)         (3,838)
                                                 -------         -------
                                                 $ 5,774         $ 9,254
                                                 =======         =======

     Amortization of organization costs and prepaid leasing costs was $94, $148 and $110 for the years ended December 31, 1996, 1995 and 1994, respectively.

     Amortization of deferred financing costs, which is included in interest expense in the accompanying statements of operations, was $1,473, $1,559 and $1,074 for the years ended December 31, 1996, 1995 and 1994,  respectively. During 1996, an additional $204 of construction
period amortization of deferred financing   costs  related  to  multifamily
residential   developments   under construction was capitalized.

     Amortization of management and leasing contracts purchased at formation was $797, $2,231 and $482 for the years ended December 31, 1996 and 1995 and the period from July 27, 1994 through December 31, 1994, respectively. Management has estimated the useful life of the contracts initially acquired to be five years, based upon historical experience with other contracts with similar terms. During 1996 and 1995, certain of the contracts were terminated, and as a result, the Company recognized impairment adjustments of $258 and $1,111, respectively, which are included in amortization expense in the accompanying statements of operations. The impairment adjustments, determined on a prorata basis, were based upon the percentage of contracts terminated during 1996 and 1995. The contracts terminated in 1996 and 1995 were allocated gross values of $359 and $1,556 and related accumulated amortization of $101
and $445,  respectively. Management  intends  to  periodically   evaluate
the carrying amount of the management and leasing contracts in the future and, if necessary, record additional impairment adjustments.

     In 1996, the Company wrote-off $2,329 of management and leasing contracts (and $941 of related accumulated amortization) which related to the commercial property services business sold in 1996 which is included in gain on sale of commercial  property  services  business  in
the  accompanying   statements  of operations.  In  addition,  $462 of
prepaid leasing costs (and $185 of related accumulated amortization) which related to the commercial properties sold in 1996 was written-off in 1996 and is included in the gain (loss) on sale of properties in the accompanying statements of operations. In 1996 and 1995, the Company also wrote-off certain fully amortized deferred charges including $1,841 of deferred financing costs in 1996 and $206 of organization costs, $86 of prepaid leasing costs and $730 of deferred financing costs in 1995. As a result of loan repayments in 1994, $970 of deferred financing costs were written-off and are reflected as an extraordinary loss in the accompanying statements of operations.

6.   INCOME TAXES

Periods after the Initial Offering

     The Company has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended December 31, 1994. As a result, the Company will generally not be subject to Federal income tax on its taxable income to the extent it distributes annually at least 95% of its taxable income to its shareholders and complies with certain other requirements. Accordingly, no provision for Federal income taxes has been made for the Company and certain of its subsidiaries in the accompanying consolidated financial statements. State, local and other taxes are not significant for the Company or its subsidiaries.

     As of December 31, 1996 and 1995, the net assets reported in the consolidated financial statements for the Company exceed the tax basis in net assets by approximately $39,000 and $44,000, respectively.

     PGPSI and PRSI file separate tax returns and are subject to income tax. Accordingly, the provision for income taxes for PGPSI through the date of sale on June 30, 1996 and for PRSI for the period from July 1, 1996 through December 31, 1996 has been calculated in accordance with the Statement of Financial Accounting Standards 109, "Accounting for Income Taxes" ("FAS 109"). Under the provisions of FAS 109, deferred tax assets and liabilities are provided for certain temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes, computed based on provisions of the enacted tax law. Significant components of deferred tax assets and liabilities for PGPSI as of December 31, 1995 and PRSI as of December 31, 1996 are as follows:

                                                 PRSI            PGPSI
                                              December 31,     December 31,
                                                  1996             1995
                                              ------------     ------------
  Deferred tax assets:
    Intangible assets.......................     $1,266          $4,189
    Net operating loss......................        819           1,284
    Employee restricted stock compensation..        388             561
    Other   ................................        225             133
                                                 ------          ------
                                                  2,698           6,167
    Valuation allowance.....................     (2,605)         (5,304)
                                                 ------          ------
                                                 $   93          $  863
                                                 ======          ======
  Deferred tax liabilities:
    Depreciable assets......................     $   87          $  858
    Other   ................................          6               5
                                                 ------          ------
                                                 $   93          $  863
                                                 ======          ======

     Deferred tax assets relate primarily to (i) the difference in the carrying amount of intangible assets recognized at formation of each entity for financial reporting purposes and the amount recognized for tax purposes; (ii) the amortization of employee restricted stock compensation for financial reporting purposes; and (iii) tax net operating losses, which for PRSI expires in 2011. Deferred tax liabilities relate primarily to the difference in the carrying amount of certain depreciable assets for financial reporting purposes which are deducted for tax purposes. A valuation allowance has been recognized to offset the net deferred tax assets, due to the uncertainty of the ultimate realization of those deferred tax assets in future years.

Periods prior to the Initial Offering

     The  entities  included  in  the  combined  financial   statements  of
the Predecessors were either limited partnerships or S corporations and were not subject to Federal and state income taxes. Accordingly, no recognition has been given to income taxes in the combined financial statements of the Predecessors since the income or loss of the entities are to be included in the tax returns of the individual owners.

7.   NOTES PAYABLE

Debt Restructuring

     During 1994, net proceeds from the Initial Offering, the Private Placement and new borrowings were utilized to retire 28 loans (26 of which were retired prior to maturity) with outstanding balances of $174,449, including seven loans which were repaid at a discount. In order to retire certain loans, the Company was required to pay lender participation interests of $2,577 and prepayment penalties of $3,201.

     In connection with the Initial Offering, the Company paid $680 and entered into an interest rate swap agreement in the notional amount of $6,760. The agreement, which expires on January 27, 2000, effectively reduces the fixed interest rate on one mortgage note from 9.5% to 7.5%. Additionally, the Company reduced the outstanding principal balances of seven loans by $4,229 and utilized $755 to reduce the interest rates on four loans.

     During 1994, debt restructuring resulted in an extraordinary gain from the forgiveness of debt (before minority interests) of $10,675 and an extraordinary loss from early extinguishment of debt (before minority interests) of $6,748.

Mortgages Payable

     Concurrent with the Initial Offering, the Company obtained new debt in the amount of $108,540 which is collateralized by certain properties. The new debt is structured in two pools; Pool A, in the amount of $61,710, requires monthly payments of interest only at 8.36% per annum and matures in July 2001; and Pool B, in the amount of $46,830, requires monthly payments of interest only at 8.52% per annum and matures in July 1999.

     Effective October 1, 1995, the Company assumed debt in the amount of $9,856 associated with the acquisition of partnership interests related to the 372 unit Spanish Trace apartments in St. Louis, Missouri. The loan requires monthly payments of principal and interest, bears interest at 7.35% per annum, matures in September 2028 and is insured by the United States Department of Housing and Urban Development ("HUD"). There are no restrictions on the use or operation of this property.

     In December 1995, the Company obtained new debt in the amount of $69,000 collateralized by various properties. The new debt requires monthly interest only payments at 7.29% per annum for three years and monthly principal and interest payments for years four through ten based on a 25 year amortization schedule and matures December 2005. Net proceeds of the new debt were used to repay existing borrowings under the Company's line of credit.

     Additionally, in December 1995, in conjunction with the purchase of the 220 unit Overlook apartments in Charlotte, North Carolina, the Company obtained new debt in the amount of $5,400 which is collateralized by the property. The loan requires monthly payments and bears interest at 7.5% fixed throughout the term with interest only payments for the first two years and principal and interest payments for the last 5 years based on a 25 year amortization schedule. The note matures in January 2003. On April 1, 1996, the loan was assumed by Paradim.

     Also in December 1995, concurrent with the acquisition of two properties, the Company borrowed $20,250 and $7,930. The notes required monthly payments of interest only at interest rates of 7.66% and 7.63% respectively. The notes were collateralized by various properties and had maturity dates of June and March 1996, respectively. The $7,930 loan was repaid at maturity on March 28, 1996 and on April 1, 1996, the $20,250 loan was assumed by Paradim.

     On November 6, 1996, the Company obtained new debt in the amount of $7,400 collateralized by the 278 unit Schooner Bay apartments in Tampa, Florida. The new debt requires monthly payments of principal and interest at 7.7% per annum for seven years and matures in November 2003. Net proceeds of the new debt were used to fund a portion of the purchase of the 240 unit Habersham Pointe apartments in Charlotte, North Carolina and the 216 unit River Oaks apartments in Greensboro, North Carolina on November 8, 1996.

     On November 8, 1996, in conjunction with the purchase of the 216 unit River Oaks apartments in Greensboro, North Carolina, the Company assumed mortgage indebtedness in the amount of $6,357 collateralized by the property. The loan requires monthly payments of principal and interest at 8.44% per annum and matures on October 15, 1999.

     Mortgages  payable  consist  of 30 loans  ($254,592  principal amount) at December 31, 1996 and 33 loans ($279,280 principal amount) at December 31, 1995, each of which is collateralized by properties included in real estate assets. At December 31, 1996, 22 of the loans ($219,134 principal amount) carry a fixed interest rate and provide for the monthly payment of interest only, and 8 loans ($35,458 principal amount) provide for monthly payments of principal and interest at a fixed rate. Interest rates on the fixed rate mortgages range from 5.75% to 8.52% at December 31, 1996 with a weighted average interest rate of 7.75%. At December 31, 1995, 27 of the loans carry a fixed interest rate and provide for the monthly payment of interest only, and 6 loans provide for monthly payments of principal and interest at a fixed rate. Interest rates on the fixed rate mortgages range from 5.75% to 10% at December 31, 1995 with a weighted average interest rate of 7.71%. During 1996, $12,762 of principal was repaid on mortgage loans.

     At December 31, 1996 and 1995, two of the mortgage loans collateralize tax exempt housing revenue bonds and two related mortgage loans collateralize taxable housing revenue bonds. The Predecessors obtained these mortgages during 1993. As additional security for these loans, the Predecessors entered into reimbursement agreements, paid premiums of $1,587, and agreed to pay an annual servicing fee of .1% of the original loan balances. The underlying collateral for the bonds is subject to land use restrictions which provide, among other things, that at least 20% of the multifamily housing units be leased to low or moderate income families as established by HUD. On July 27, 1994, the Operating Partnership assumed the aforementioned mortgage loans and succeeded to the agreements and restrictions thereto.

     At December 31, 1996, the Company owned one other multifamily property which was previously financed with the proceeds of multifamily
revenue bonds and remains  subject  to  similar  HUD  restrictions   which
expire  under  certain conditions in 1997.

Line of Credit

     Concurrent with the Initial Offering, the Company obtained a line of credit facility in the amount of $75,000. The commitment was subsequently increased to $115,000 and in December 1995 was reduced by the Company to $90,000 and under certain conditions could be increased to $150,000. On July 27, 1996, the Company executed a renewal and modification of the line of credit facility. Under the terms of the new agreement, the Company may borrow up to $85,000 including up to $50,000 related to development activities. The line of credit matures in July 1998, but may be extended through July 1999 at the Company's option. Borrowings under the line of credit are collateralized by specified operating properties and properties under development. The interest rate on the amounts outstanding under the line are based on, at the Company's election, either (i) the greater of the prime rate or the Federal Funds rate plus
 .50% or, (ii) the London Interbank Offer Rate ("LIBOR") plus 2.0% - 2.25%, depending on certain financial ratios concerning leverage and debt service coverage. The line of credit reprices, at the Company's discretion, in defined intervals ranging from 1 to 360 days. As the line of credit is drawn or reprices, the Company enters into a contract and selects the term and the interest rate option it desires. If the Company selects a contract based upon LIBOR plus 2.0% - 2.25%, then the interest rate becomes fixed for the term selected. Otherwise, the contract rate varies based upon the appropriate index.

      At December 31, 1996, $42,700 is outstanding under the line of credit in two separate contracts. One contract in the amount of $30,700 is priced at 7.63% and the second contract in the amount of $12,000 is priced at 7.69%. At December 31, 1996 the prime rate, Federal Funds rate and three month LIBOR were 8.25%, 5.02%, and 5.56%, respectively. During 1996, $73,700 of new borrowings were drawn under the line of credit and $45,500 of principal was repaid.

     The scheduled principal payments related to all debt outstanding as of December 31, 1996 are as follows:

         Year                   Amount
         -----------------------------
         1997     ..........  $    623
         1998     ..........    47,081
         1999     ..........    68,380
         2000     ..........     8,068
         2001     ..........    63,540
         Thereafter.........   109,600
                              --------
         Total    ..........  $297,292
                              ========

The maturities reflected above for 1998 include $42,700 of amounts outstanding under the line of credit which reprice in 1997.

Pledged Assets

     The aggregate net book value at December 31, 1996 and 1995 of property pledged as collateral for indebtedness amounted to approximately $470,126 and $441,564, respectively.

8.   MINORITY INTERESTS

     In connection with the formation of the Company and the Operating Partnership, certain persons received either common stock of the Company or Units in the Operating Partnership. A Unit in the Operating Partnership and a share of common stock of the Company have the same economic characteristics in as much as they effectively share equally in the net income or loss of the Operating Partnership and any distributions from the Operating Partnership. Beginning one year after the closing of the Initial Offering, which occurred on July 27, 1994, each Unit may be redeemed by holders of the Units for either one share of common stock or, at the option of the Company, cash equal to the fair market value of a share at the time of the redemption. When a unitholder redeems a Unit for a share, minority interests will be reduced and the Company's investment in the Operating Partnership will be increased. During 1995, 94,118 Units were exchanged for shares of common stock of the Company. The number of Units held by minority interest unitholders were 3,675,258 and 3,670,564 at December 31, 1996 and 1995, respectively. At December 31, 1996, the unitholders' minority interest ownership percentage in the Operating Partnership was 19.9%.

     Minority interests in the accompanying consolidated financial statements relate to holders of Units in the Operating Partnership, the minority interest in PRSI and the ownership of certain partnership interests in various properties where the Operating Partnership holds a controlling interest. The Operating Partnership acquired its controlling partnership interests by contributing cash for, in most instances, an agreed upon cumulative preferred return in the existing property partnerships.

9.   STOCKHOLDERS' EQUITY

Capital Stock

     The Company is authorized to issue up to 100,000,000 shares of $.01 par value common stock. On July 27, 1994, the Company completed the Initial Offering of 13,000,000 shares of common stock and the Private Placement of 695,000 shares of common stock at the offering price for all shares of $21.25. In addition, on July 27, 1994, the Company issued 677,047 shares of common stock and paid $2,600 in cash in exchange for the $17,000 note receivable from PGPSI which was issued as part of the initial capitalization of PGPSI.

     Effective July 27, 1994, the Company also issued 324,400 shares of common stock pursuant to the Employee Restricted Stock Plan discussed below. The value of the employee restricted stock ($6,893, representing 324,400 shares valued at the Initial Offering price of $21.25 per share) is being amortized and recognized as compensation expense ratably over a three to five year vesting period. Amortization of employee restricted stock compensation for 1996, 1995 and 1994 was $2,135, $1,333 and $577, respectively, and is included in property management expense in the accompanying consolidated statements of operations, except for $767 in 1996 of post-Measurement Date amortization primarily related to the June 30, 1996 accelerated vesting of employee restricted stock granted to certain employees of the commercial property services business which is included in gain on sale of commercial property services business.
The unamortized portion of the employee restricted stock has been classified for financial reporting purposes as a reduction to stockholders' equity. At December 31, 1996 and 1995, 84,486 and 42,266 shares, respectively, of employee restricted stock were held by the Company and had not been granted to employees. Accordingly, such shares are classified as treasury shares for financial reporting purposes in the accompanying consolidated balance sheets.

     During 1996 and 1995, the Company paid quarterly dividends, with respect to the fourth quarter of 1994 through the third quarter of 1996, of $.465 per share of common stock. Concurrent with the quarterly dividend payments, the Operating Partnership distributed $.465 per Unit.

Stock Plans

     In connection with the Initial Offering, the Company adopted an Employee Restricted Stock Plan (the "Initial Plan") which was designed to retain and motivate officers and other employees. In August 1994, a total of 324,400 shares of the Company's common stock were issued for use in the Initial Plan. Initially, 288,800 shares of restricted stock issued under the Initial Plan were granted to 81 employees at no cost to the employees. The restricted shares pursuant to the Initial Plan were treated as outstanding shares in connection with the Initial Offering. As such, the issuance of the restricted stock had no dilutive effect on the Company's stockholders. Generally, the Initial Plan calls for vesting in three annual installments beginning on the third anniversary date and ending on the fifth anniversary date. During the vesting period the restricted shares are non-transferable but entitle the participants to all other rights of a stockholder, including the right to vote and receive dividends. During 1995, 10,000 shares originally issued under the Initial Plan were granted to certain employees. Additionally, management redeemed 16,666 shares and eliminated the vesting requirements for 10,134 shares granted to employees terminated in connection with the realignment of PGPSI. In 1996, 9,525 additional shares were granted to employees and 51,745 shares were redeemed. The vesting was accelerated and eliminated on 129,380 shares in 1996 including 90,643 shares on which the vesting was accelerated in connection with the sale of the commercial property services business on June 30, 1996. The related amortization of compensation expense in 1996 and 1995 was adjusted accordingly. At December 31, 1996, 100,400 shares of restricted stock issued to 18 employees under the Initial Plan were outstanding.

     The Company has established the 1994 Employee Stock Option, Unit Option, Restricted Stock, Restricted Unit and Restricted Stock Right Plan, as amended and restated, (the "Employee Plan") for the purpose of attracting, retaining, and motivating officers and other employees. The Employee Plan authorizes the issuance of up to 1,460,000 shares of common stock and/or Units pursuant to options or restricted shares or Units granted or issued under the plan. The Employee Plan limits the number of shares of restricted stock, stock rights and/or Units, which are eligible for grant at no cost, to 485,000 shares/Units. Options granted under the Employee Plan have a ten year term and will have such pricing, vesting and other terms as the committee approving the grant will determine. Effective August 23, 1994, options to purchase 80,000 shares of common stock were granted to eight officers under the Employee Plan. These options are at a price of $21.25 per share and are fully vested. Effective April 4, 1995, options to purchase an additional 283,000 shares were granted to 64 officers and employees under the Employee plan. These options are at a price of $17.25 and vest over periods ranging from three to five years. Effective August 22, 1995, options to purchase an additional 4,000 shares were granted to four officers and employees under the Employee Plan at a price of $17.50 under the same vesting provisions. During 1996, no additional options were granted. On September 11, 1996, restricted stock rights to receive 79,500 shares of restricted stock upon the occurrence of certain triggering events including the merger, consolidation or reorganization of the Company were issued to five officers of the Company. The proposed merger with Camden Property Trust discussed in Note 17 will constitute a triggering event. At December 31, 1996, no shares of restricted stock and/or Units had been granted under the Employee Plan.

     The Company has adopted a Non-Employee Director Stock Option Plan (the "Director Plan"). Under the Director Plan, each non-employee director, in connection with the Initial Offering, was granted options to purchase 5,000 shares of common stock. The Director Plan also provides for automatic annual grants of 2,500 shares of common stock following the annual election of directors. The exercise price of all options granted under the Director Plan is the fair market value of the common stock on the date of grant. Each option granted has a term of ten years and vests six months after the date of grant. At December 31, 1996, options to purchase 60,000 shares of common stock had been granted under the Director Plan.

     The Company has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by FAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and 1995, respectively: risk-free interest rates of 6.22% and 5.39%; a dividend yield of approximately 10.5%; volatility factor of the expected market price of the Company's common stock of .171; and a weighted-average expected life of the options of 5 years.

     The  Black-Scholes   option  valuation  model  was  developed  for
use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net income for 1996 and 1995 was $21,201 and $10,034, respectively, with no impact on reported earnings per share. Because FAS 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1997.

     A summary of the Company's stock option activity, and related information for the years ended December 31 follows:

                            1996             1995               1994
                      ----------------  ---------------   ----------------
                              Weighted-         Weighted-         Weighted-
                              Average           Average           Average
                      Options Exercise  Options Exercise  Options Exercise
                       (000)   Price     (000)   Price     (000)   Price
                      ------- --------  ------- --------  ------- --------
Outstanding-beginning
  of year                396    $18.38     110    $21.25       -    $    -
Granted                   15     17.75     302     17.27     110     21.25
Exercised                 -          -       -         -       -         -
Forfeited               (134)    17.26     (16)    17.25       -         -
                         ---    ------     ---    ------     ---    ------


Outstanding-end of year  277    $18.89     396    $18.38     110    $21.25
                         ===    ======     ===    ======     ===    ======

Exercisable at end
  of year                140    $20.49     125    $20.82     110    $21.25


Weighted-average fair
  value of options
  granted during the
  year                 $ .67             $ .51


     Exercise prices for options outstanding as of December 31, 1996 ranged from $17.25 to $21.25. The weighted-average remaining contractual life of those options is 8.06 years.

10.  EARNINGS PER SHARE

     Per share amounts are computed based on the weighted average number of shares outstanding during the period (14,791,165 in 1996, 14,698,336 in 1995 and 14,513,503 in 1994). Earnings per share will be unaffected by partners who elect to convert Units in the Operating Partnership to shares of common stock in the Company as unitholders and stockholders effectively share equally in the net income of the Operating Partnership. The assumed exercise of outstanding stock options, using the treasury stock method, is not dilutive and therefore, is not considered in determining shares outstanding.

     For the years ended December 31, 1996 and 1995, the Company had earnings of $1.43 and $.68 per share, respectively.

     For the period July 27, 1994 through December 31, 1994, the Company incurred a loss before extraordinary items of $(.06) per share. The effect of the extraordinary gain from the forgiveness of debt, net of minority interests, increased earnings per share by $.47, while the extraordinary loss from the early extinguishment of debt, net of minority interests, decreased earnings per share by $(.36), resulting in net income per share of $.06. During the period, the Company incurred $7,796 in non-recurring reorganization costs, principally legal, accounting, and other costs incurred in connection with the formation of the Company. The effect of these costs, net of minority interests of $1,668, was to reduce the income (loss) before the extraordinary items by $(.42) per share.

11.  RELATED PARTY TRANSACTIONS

     On August 8, 1994, the Company exercised an option to purchase a 19.05 acre tract of partially developed land from a corporation whose sole shareholders were three executive officers (including two who are also directors) of the Company. The option agreement required consideration of $128 in cash, and Units with a value of $1,568, as well as reimbursement of all pre-development costs totaling $367. The Unit portion of the purchase price was paid one year from the date of purchase, based on the value of Units at the election date of the option (August 8, 1994) and totaled 73,783 Units.

     Effective October 1, 1995, the Company issued 42,353 Units with a value of $900 (based on the price of the Company's stock at the Initial Offering date) to an entity whose sole shareholders were two executive officers and directors of the Company. The Units represented partial consideration for the purchase of partnership interests.

     In December 1995, the Company purchased the Overlook Apartments, formerly known as The Phoenix, from a partnership which was owned by affiliates of the Company and outside investors. As consideration for the purchase, the Company paid cash of $8,500 and assumed $300 of debt payable to affiliates. Affiliates of the Company did not receive any of the cash portion of the purchase price. However, on January 3, 1996, the $300 of affiliated debt was repaid by the Company with cash of $200 and the issuance of 4,694 Units.

     The Company, through PRSI (and previously PGPSI), uses a centralized disbursement and receipt system whereby, for certain properties owned by the Company and other affiliated properties, all project deposits are transferred to a central operating account and all expenses and other disbursements are paid therefrom. In other cases, certain properties maintain a separate cash account for recording project receipts and disbursements; however, certain common operating expenses are paid through the centralized account and are subsequently reimbursed by the appropriate properties. Additionally, cash of PRSI (and previously PGPSI) is periodically transferred to the Operating
Partnership for short term investment purposes.

     PRSI (and previously PGPSI) provides services to affiliated partnerships on a contractual basis. The related party fees and expenses for such services are reflected in the accompanying consolidated financial statements.

     At December 31, 1996, the Company has three notes receivable from Paradim in the total outstanding amount of $9,839. One note, in the outstanding amount of $9,723 at December 31, 1996, represents amounts advanced to Paradim to fund construction of Brassfield Park, a planned 336-unit multifamily residential complex under development in Greensboro, North Carolina. Under the terms of the loan agreement effective April 1, 1996, Paradim may borrow up to $11,500 from the Company. The loan bears interest at a variable rate based on the non-default rate of interest charged to the Company under its line of credit. For the period April 1 through December 31, 1996, the interest rate averaged approximately 7.41% per annum. Monthly payments of interest only are due until maturity on September 30, 1997 at which time the outstanding principal and accrued interest will be due and payable. The loan is collateralized by Brassfield Park. The other two notes, in the total amount of $116, were executed in connection with the formation of Paradim and relate to the redemption of certain of the Company's interests in the properties contributed to Paradim. These two notes bear interest at 8% per annum and mature on June 30, 1997.

12.  COMMITMENTS AND CONTINGENCIES

Commitments

     PRSI is a party to office and  equipment  leases with  varying  terms
which expire  over  the  next  eight  years.   Future   minimum  lease
payments  for noncancelable   office  and  equipment  leases  for  the
next  five  years  and thereafter, as of December 31, 1996, are as follows:

    Year                                     Capital       Operating
    ----                                     -------       ---------
    1997          ...........................   $35         $  793
    1998          ...........................    10            459
    1999          ...........................     5            458
    2000          ...........................     -            473
    2001          ...........................     -            391
    Thereafter     ..........................     -          1,135
                                                ---         ------
    Total minimum lease payments........         50         $3,709
                                                            ======
    Amounts representing interest.......         (3)
                                                ---
    Present value of net minimum
      lease payments....................        $47
                                                ===


     In addition, the Company has entered into a non-recourse ground lease, which commenced on October 24, 1996, related to approximately
27.47 acres in Louisville, Kentucky for potential development in 1997. The ground lease allows the Company to develop, at its' discretion, a one or two phase multifamily residential community on the leased acreage. The lease has a term of 40 years and under certain conditions, the Company has the option to purchase the land. Monthly lease payments are required based upon the number of apartment units developed and include certain scheduled payment increases, some of which are tied to the Consumer Price Index ("CPI"). The Company believes that the monthly lease payments will range between $7 and $14 over the lease term, subject to CPI adjustments. The monthly lease payments have been deferred until July 1, 1997.

     The eligible employees of PRSI (and previously PGPSI) and the Predecessors participate in a contributory employee savings plan. Under the plan, PRSI may make matching contributions with respect to contributions made by eligible employees. Expenses under the plan for the years ended December 31, 1996, 1995 and 1994 were not material.

Contingencies

     The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position or results of operations of the Company.

     In connection with the Initial Offering, environmental consultants were engaged to perform environmental assessments on each of the properties. The environmental assessments identified certain properties with underground or above ground storage tanks, pipelines, asbestos containing materials or radon levels in excess of the Environmental Protection Agency standards and noted that one property is located within one-half mile of a site included on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended. The environmental assessments revealed only one property, Knollwood I, that had contamination in significant amounts requiring remediation. Remediation was successfully completed in 1994 at a cost of $70. Management intends to monitor all properties for possible environmental impact. As of December 31, 1996 no remedial actions are currently considered necessary.

13.  SEGMENT OPERATIONS

     The Operating Partnership is engaged in the ownership and rental of residential apartment communities, office buildings and retail properties and PRSI (and previously PGPSI) provides property
management,   construction, development  and other  services  to both
related and unrelated parties. As discussed in Note 3, the Company sold its wholly-owned office building and retail properties in the fourth quarter of 1996. Revenue from property management and other services provided to affiliated partnerships, which collectively represent a major customer of PRSI (and previously PGPSI), was approximately 39%, 28%, 24% and 30% of total property services revenue for the years ended December 31, 1996 and 1995, the period July 27 to December 31, 1994 and the period January 1 to July 26, 1994, respectively. Revenue from property management and other services provided to the consolidated group are recognized in the period in which the services are provided and are eliminated in consolidation. The following table presents operating and other information divided among the two primary lines of the Company's and Predecessors' business.

                                           Property
                                          Management
                                           and Other
                                 Rental    Services               Combined
                               Operations Operations Elimination    Total
                               ---------- ---------- -----------  --------
YEAR ENDED DECEMBER 31, 1996:
  Revenue - third party........ $ 94,792   $ 5,977    $     -     $100,769
  Revenue - affiliates.........      161     3,799          -        3,960
  Intersegment revenue.........    2,074     3,150     (5,224)           -
                                --------    -------   -------     --------
     Total revenue.............   97,027    12,926     (5,225)     104,729
  Operating expenses...........  (44,430)  (17,183)     2,904      (58,709)
                                 -------   -------    --------     -------
    Operating profit........... $ 52,597   $(4,257)   $(2,320)    $ 46,020
                                ========   =======    ========     =======
  Depreciation and amortization $ 17,826   $ 1,726    $      -    $ 19,552
                                ========   =======    ========     =======
  Identifiable assets at
    December 31, 1996.......... $561,473   $ 9,866    $(34,472)   $536,867
                                ========   =======    ========    ========
  Capital expenditures and
    investments................ $ 70,039   $ 3,664    $      -    $ 73,703
                                ========   =======    ========    ========

                                           Property
                                          Management
                                           and Other
                                 Rental    Services               Combined
                               Operations Operations Elimination    Total
                               ---------- ---------- -----------  --------
YEAR ENDED DECEMBER 31, 1995:

  Revenue - third party........ $ 83,902   $17,076    $      -    $100,978
  Revenue - affiliates.........        -     6,590           -       6,590
  Intersegment revenue.........    2,342     2,840      (5,182)          -
                                --------   -------    --------    --------
    Total revenue..............   86,244    26,506      (5,182)    107,568
  Operating expenses...........  (39,092)  (23,684)      2,701     (60,075)
                                --------   -------    --------    --------
    Operating profit........... $ 47,152   $ 2,822    $ (2,481)   $ 47,493
                                ========   =======    ========    ========

  Depreciation and amortization $ 15,447   $ 3,114    $      -    $ 18,561
                                ========   =======    ========    ========
  Identifiable assets at
    December 31, 1995.......... $552,186   $20,422    $(32,997)   $539,611
                                ========   =======    ========    ========
  Capital expenditures and
    investments................ $115,495   $ 2,258    $      -    $117,753
                                ========   =======    ========    ========


PERIOD JULY 27 TO DECEMBER 31, 1994:
  Revenue - third party........ $ 33,731   $ 8,326    $      -    $ 42,057
  Revenue - affiliates.........        -     2,655           -       2,655
  Intersegment revenue.........      877     1,057      (1,934)          -
                                --------   -------    --------    --------
    Total revenue..............   34,608    12,038      (1,934)     44,712
  Operating expenses...........  (15,146)  (10,671)      1,019     (24,798)
                                --------   -------    --------    --------
    Operating profit .......... $ 19,462   $ 1,367    $   (915)   $ 19,914
                                ========   =======    ========    ========
  Depreciation and amortization $  6,393   $   626    $      -    $  7,019
                                ========   =======    ========    ========
  Identifiable assets at
    December 31, 1994.......... $455,461   $21,437    $(34,350)   $442,548
                                ========   =======    ========    ========
  Capital expenditures and
    investments................ $197,577   $ 3,505    $      -    $201,082
                                ========   =======    ========    ========


PERIOD JANUARY 1 TO JULY 26, 1994:
  Revenue - third party........ $ 41,359   $10,846    $      -    $ 52,205
  Revenue - affiliates.........        -     4,737           -       4,737
  Intersegment revenue.........        -     2,185      (2,185)          -
                                --------   -------    --------    --------
    Total revenue..............   41,359    17,768      (2,185)     56,942
  Operating expenses...........  (20,811)  (14,593)      2,029     (33,375)
                                --------   -------    --------    --------
    Operating profit .......... $ 20,548   $ 3,175    $   (156)   $ 23,567
                                ========   =======    ========    ========

  Depreciation and amortization $  6,448   $   258    $   (207)   $  6,499
                                ========   =======    ========    ========
  Identifiable assets at
    July 26, 1994.............. $264,538   $ 3,717    $ (5,579)   $262,676
                                ========   =======    ========    ========
  Capital expenditures and
    investments................ $  3,029   $   314    $   (114)   $  3,229
                                ========   =======    ========    ========

14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments, whether or not
recognized,  for financial  statement   purposes.   Disclosure  about  fair
value of financial instruments is based on pertinent information available to management as of December 31, 1996 and December 31, 1995. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Management estimates that the fair value of (i) cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate carrying value due to the relatively short maturity of these instruments; (ii) the interest rate swap agreement approximates carrying value based upon the terms of the agreement relative to current interest rates; and (iii) notes payable approximate carrying value based upon the Company's effective borrowing rate for issuance of debt with similar terms and remaining maturities.

15.  SUPPLEMENTAL CASH FLOW INFORMATION

     In connection with the business combination on July 27, 1994, certain non-cash transactions were recorded by the Company, including: (i) basis adjustments for the purchase of partnership interests for cash or Units, or assumption of debt, (ii) elimination of historical basis of certain assets purchased for cash, (iii) adjustments resulting from the transfer of the property management, leasing, construction and development businesses of the Predecessors to PGPSI, (iv) elimination of net working capital due to/from prior owners at closing, (v) issuance of stock in exchange for note receivable from PGPSI, (vi) issuance of stock pursuant to the Employee Restricted Stock Plan, (vii) recognition of mortgage principal and accrued interest concessions by lenders, (viii) write-off of deferred financing costs associated with debt repaid at closing, (ix) write-off of fully amortized deferred charges, (x) elimination of partner loans, and
(xi) allocation of capital to minority interests. These transactions, with respect to the elimination of historical basis on assets purchased for cash, the adjustments resulting from transfer of the property management, leasing, construction and development businesses to PGPSI and the net working capital adjustments, also include certain cash components. These cash adjustments are presented as deemed distributions at formation in the accompanying consolidated statements of cash flows.

     Certain non-cash transactions were also recorded effective October 1, 1995 in connection with the acquisition of partnership interests related to Spanish Trace for a combination of cash and Units and on April 1, 1996 in connection with the formation of Paradim and the Company's corresponding contribution of certain properties that were previously wholly-owned. The aggregate effect of the non-cash transactions recorded in connection with the business combination in 1994, the acquisition of partnership interest related to Spanish Trace in 1995 and the formation of Paradim in 1996 are summarized as follows:

                                                                Period
                                 Year Ended December 31,      July 27 to
                               -------------------------     December 31,
                                   1996          1995     1994, as Restated
                               --------------------------------------------
Operating real estate assets    $(35,461)       $15,968       $(39,575)
Accumulated depreciation               -         (8,280)        26,973
Construction in process           (6,293)             -              -
Accounts receivable                  (18)             -           (171)
Advances to affiliates              (403)             -            155
Investment in ventures            14,452              -          7,289
Notes receivables from venture       116              -              -
Deferred charges, net                (85)           222         (1,342)
Other assets                         (36)             -           (749)
                                ---------       -------       --------
                                $(27,728)       $ 7,910       $ (7,420)
                                =========       =======       ========

Notes payable                   $(25,650)       $ 9,856       $(28,956)
Accrued interest payable            (166)             -        (10,822)
Accrued real estate taxes           (205)             -         (2,875)
Accounts payable and accrued
  liabilities                     (1,566)            13         (2,647)
Partners loans                         -              -        (10,650)
Tenant security deposits            (141)             -         (1,231)
Minority interests                     -              -         56,886
Stockholders' equity                   -         (1,959)        (7,125)
                                ---------       -------       --------
                                $(27,728)       $ 7,910       $ (7,420)
                                =========       =======       ========

     Other non-cash investing and financing activities during 1996, 1995 and 1994 are as follows:


                                                Company         Predecessor
                                    --------------------------- -----------
                                                        Period
                                                      July 27 to  Period
                                       Year Ended      December  January 1
                                       December 31,    31, 1994,    to
                                    -----------------    as       July 26,
                                      1996     1995    Restated    1994
                                     -------  -------  --------  --------
Construction in process payables     $ 3,537  $ 2,053   $  214    $    -
Additions to operating real
  estate assets transferred from
  construction                        43,656   22,546        -         -
Accrual of distributions from
  unconsolidated ventures                  -        -      242         -
Accrual of liability associated
  with the acquisitions of land
  for Units                                -   (1,568)   1,568         -
Mortgage principal concessions
  recognized prior to the business
  combination                              -        -        -     1,776
Debt assumed in connection with the
  acquisition of property              6,357      300        -         -
Conversion of Units to common stock        -    1,215        -         -
Partial repayment of note payable to
  affiliates with Units                  100        -        -         -
Accrued net selling costs related to
  sale of commercial property services
  business                             1,216        -        -         -
Deferred gain on sale of commercial
  property services business           1,100        -        -         -

16.  QUARTERLY FINANCIAL INFORMATION (Unaudited)

     The following is a summary of quarterly results of operations for the years ended December 31, 1996 and 1995:

                               First     Second    Third
                              Quarter,  Quarter,  Quarter,
                                as        as        as
                             Restated  Restated  Restated  Fourth
                             for 1995  for 1995  for 1995  Quarter   Total
                             --------  --------  --------  -------  -------
Year Ended December 31, 1996:
   Revenues                  $28,538   $26,145   $25,202  $24,844  $104,729
   Net income                  1,378     9,203     1,137    9,497    21,215
   Per share data:
     Net income                 0.09      0.62      0.08     0.64      1.43

Year Ended December 31, 1995:
   Revenues                  $25,303   $26,266   $26,897  $29,102  $107,568
   Net income                  2,054     2,677     3,091    2,241    10,063
   Per share data:
     Net income                 0.14      0.18      0.21     0.15      0.68


     As described in Note 2, the Company, in the fourth quarter of 1995, changed its method of accounting for its investment in PGPSI from the cost method to consolidation. Accordingly, all previously reported periods have been restated to reflect this change in accounting method. The effect of this change on the reported results of operations for the first quarter, second quarter and third quarter of 1995 was an increase in revenue of $5,056, $5,089, and $5,069, a decrease in net income of $(889), $(229), and $(163), and a corresponding decrease in net income per share of $(.06), $(.02), and $(.01), respectively.

17.  PROPOSED MERGER

     On December 16, 1996 the Company executed an Agreement and Plan of Merger (the "Agreement") with Camden Property Trust ("Camden") which provides for, among other things, the merger of the Company into a wholly-owned subsidiary of Camden through a tax-free exchange of each share of the Company's common stock for .64 common shares of beneficial interest of Camden, whereby stockholders of the Company will become shareholders of Camden.

     The Company has the option to terminate the Agreement in the event the average closing price of Camden common shares ("Average
Closing Price") falls below $25.67 during a specified pricing period prior to a special meeting of the stockholders of the Company. In the event the Company elects to terminate the Agreement, Camden has the option of adjusting the exchange ratio of .64 to equal a number obtained by dividing $16.43 by the Average Closing Price.

     An affirmative vote of holders of two-thirds of the outstanding shares of the Company's common stock is required to approve the Agreement. A special meeting of the Company's stockholders is scheduled for April 15, 1997 to vote on the Agreement.

18.  SUBSEQUENT EVENTS (Unaudited)

     On January 2, 1997, the Company declared a dividend, with respect to the fourth quarter of 1996, of $.465 per share of common stock which was paid on January 23, 1997 to holders of record on January 13, 1997. Concurrent with the dividend announcement, the Operating Partnership authorized a distribution of $.465 per Unit which was paid on January 23, 1997 to holders of record on January 13, 1997.

     In January 1997, the Company sold the 232 unit Brookfield apartments in Dallas, Texas for $5,459, the 352 unit Westchase apartments in Charleston, South Carolina for $11,130 and the 251 unit San Miguel apartments in St. Louis, Missouri for $6,875. Net proceeds from the sale
of these properties were used to repay  borrowings   under  the  Company's
line  of  credit,   fund  multifamily development expenditures and for
general working capital purposes.

     On March 18, 1997, the Company declared a dividend, with respect to the first quarter of 1997, of $.3136 per share of common stock, payable April 15, 1997 to holders of record on March 31, 1997. Concurrent with the dividend announcement, the Operating Partnership authorized a distribution of $.3136 per Unit, payable April 15, 1997 to holders of record on March 31, 1997.

                                       81
PAGE

                                                                              Schedule III
                                          PARAGON GROUP, INC.
                               REAL ESTATE AND ACCUMULATED DEPRECIATION
                                          December 31, 1996
                                       (Dollars in thousands)

                                                                       Gross Amount at which
                                  Initial Costs                     Carried at December 31, 1996
                                ------------------  Costs      -------------------------------------
                                         Buildings  Capitalized        Buildings
                                         and        Subsequent         and        Construc-
                   Notes                 Improve-   to Acqui-          Improve-   tion in
Property Name      Payable      Land     ments      sition     Land    ments      Process   Total
------------------ -----------  -------  ---------  --------   ------  ---------  --------  --------
FLORIDA
4th St. Station I  $  5,120( 3) $   800  $    -     $ 12,989   $ 1,499 $  12,290  $      -  $ 13,789
4th St. Station II    5,070( 3)     656       -       11,706     1,643    10,719         -    12,362
Broadmoor             4,660( 2)   1,536   5,265        4,118     2,080     8,839         -    10,919
Chasewood             2,850( 2)     992   4,534        1,739     1,182     6,083         -     7,265
Citrus Lakes I            -         208   2,942          276       208     3,218         -     3,426
Coco West I           2,670( 3)      68       -        8,450       630     7,888         -     8,518
Coco West II          3,780( 3)     111       -       11,766       589    11,288         -    11,877
Dolphin Pointe        7,250( 2)   1,456      25       15,416     1,919    14,978         -    16,897
Greenhouse            3,580( 3)     808       -        9,797     1,146     9,459         -    10,605
Grove                 2,700( 2)   1,431   4,269          355     1,431     4,624         -     6,055
Heron Pointe              -(11)    990        -       12,412       990    12,412         -    13,402
Landtree              3,780( 3)     624       -        8,261     1,277     7,608         -     8,885
Lookout Pointe        6,700( 2)   1,563       -       13,906     1,823    13,646         -    15,469
Parsons Run           3,840( 3)     902       -        9,325     1,424     8,803         -    10,227
Renaissance Pointe        -(11)   1,564       -       13,209     1,564    13,209         -    14,773
Renaissance Pointe II     -       2,067       -            8         -         -     2,075     2,075
The Reserve           3,100( 2)   1,060       -        6,374     1,093     6,341         -     7,434
Schooner Bay          7,392( 7)   1,518   8,966          393     1,518     9,359         -    10,877
Summerplace I & II    6,330( 3)   1,016       -       13,140     1,729    12,427         -    14,156
Summerplace III       3,720( 3)     753       -        7,489     1,117     7,125         -     8,242
Summerset Bend        4,500( 3)     779       -        9,499     1,141     9,137         -    10,278
The Vineyard         10,500( 9)   2,602       -       15,211     3,118    14,695         -    17,813

KENTUCKY
Copper Creek          9,130( 8)     649       -        6,760       649     6,760         -     7,409
Deerfield             9,886( 8)   1,610       -       18,981     2,421    18,170         -    20,591
Glenridge             3,695( 9)     970       -        6,634     1,119     6,485         -     7,604
Post Oak              2,450( 2)       -       -        3,806       339     3,467         -     3,806
Sundance              2,800( 2)     447       -        6,027       738     5,736         -     6,474

MISSOURI
Camden Passage        7,350( 9)   1,345   9,455       2,658      1,817     11,641         -   13,458
Camden Passage II         -(11)   1,169       -      10,748      1,169      6,817     3,931   11,917
The Cove             12,480( 5)   2,308  10,418       6,564      3,505     15,785         -   19,290
Knolls                    -(11)     978   3,778         363        980      4,139         -    5,119
Knollwood I           7,215( 5)   1,764   7,928         407      1,764      8,335         -   10,099
Knollwood II          7,027( 5)   1,272   9,328         148      1,272      9,476         -   10,748
Pear Tree                 -(11)     366   2,684         212        366      2,896         -    3,262
Spanish Trace         9,764( 4)   2,445  15,508         785      2,445     16,293         -   18,738
Sunswept                  -(11)   1,813   5,496         375      1,813      5,871         -    7,684
Tempo                 6,205( 5)   2,168   5,982         814      2,168      6,796         -    8,964
Westchase Park        4,900( 2)       -       -      11,763      1,024     10,739         -   11,763
Westgate I            4,500( 2)     380   3,165       3,561        615      6,491         -    7,106
Westgate II           8,200( 2)     790       -      17,115      2,131     15,774         -   17,905

                                                                                       Schedule III


                                        Net           Date of
                    Accumulated     Real Estate     Construction/   Depreciable
Property Name       Depreciation       Assets        Acquisition    Lives-Years
------------------  ------------    ------------    -------------   -----------
FLORIDA
4th St. Station I      4,896           8,893            1982          5-40 Years
4th St. Station II     3,555           8,807            1983          5-40 Years
Broadmoor              2,650           8,269          1986/1987       5-40 Years
Chasewood              2,052           5,213          1985/1987       5-40 Years
Citrus Lakes I           234           3,192            1976          5-40 Years
Coco West I            2,615           5,903            1983          5-40 Years
Coco West II           4,108           7,769            1985          5-40 Years
Dolphin Pointe         3,956          12,941            1989          5-40 Years
Greenhouse             4,180           6,425            1982          5-40 Years
Grove                    354           5,701            1973          5-40 Years
Heron Pointe             999          12,403            1996          5-40 Years
Landtree               2,948           5,937            1983          5-40 Years
Lookout Pointe         5,770           9,699            1987          5-40 Years
Parsons Run            3,175           7,052            1986          5-40 Years
Renaissance Pointe       278          14,495            1996(1)       5-40 Years
Renaissance Pointe II      -           2,075              (1)         -
The Reserve            1,528           5,906            1991          5-40 Years
Schooner Bay             274          10,603            1995          5-40 Years
Summerplace I & II     4,992           9,164            1984          5-40 Years
Summerplace III        2,714           5,528            1986          5-40 Years
Summerset Bend         3,756           6,522            1984          5-40 Years
The Vineyard           3,655          14,158            1990          5-40 Years

KENTUCKY
Copper Creek           3,126           4,283            1987          5-40 Years
Deerfield              4,901          15,690            1987          5-40 Years
Glenridge              1,786           5,818            1990          5-40 Years
Post Oak               1,940           1,866            1981          5-30 Years
Sundance               2,671           3,803            1975          5-40 Years

MISSOURI
Camden Passage         2,251          11,207            1989          5-40 Years
Camden Passage II         32          11,885              (1)         5-40 Years
The Cove               2,950          16,340            1990          5-40 Years
Knolls                   329           4,790          1973/1974       5-40 Years
Knollwood I              586           9,513            1981          5-40 Years
Knollwood II             673          10,075            1985          5-40 Years
Pear Tree                221           3,041            1967          5-40 Years
Spanish Trace          9,175           9,563          1972/1995       5-40 Years
Sunswept                 469           7,215          1971/1994       5-40 Years
Tempo                    592           8,372            1975          5-40 Years
Westchase Park         3,288           8,475            1986          5-40 Years
Westgate I             2,675           4,431            1973          5-40 Years
Westgate II            6,561          11,344            1980          5-40 Years

                                                    82
PAGE

                                                                                        SCHEDULE III

                                            PARAGON GROUP, INC.
                              REAL ESTATE AND ACCUMULATED DEPRECIATION
                                             December 31, 1996
                                          (Dollars in thousands)


                                                                       Gross Amount at which
                                  Initial Costs                     Carried at December 31, 1996
                                ------------------  Costs      -------------------------------------
                                         Buildings  Capitalized        Buildings
                                         and        Subsequent         and        Construc-
                   Notes                 Improve-   to Acqui-          Improve-   tion in
Property Name      Payable      Land     ments      sition     Land    ments      Process   Total
------------------ -----------  -------  ---------  --------   ------  ---------  --------  --------
NORTH CAROLINA
Copper Creek       $  2,600( 2) $   930  $      -   $  6,628   $   928 $  6,630   $     -   $  7,558
Eastchase             2,949( 9)   1,265         -      6,116     1,352    6,029         -      7,381
Falls                 5,700( 2)   1,010         -     11,308     1,475   10,843         -     12,318
Glen                  6,572( 9)   1,713     6,808        196     1,713    7,004         -      8,717
Habersham Pointe          -       1,124    10,273          3     1,124   10,276         -     11,400
Pinehurst            14,000( 5)   3,591    15,213        356     3,591   15,569         -     19,160
The Park                  -(11)     906         -      8,568     1,110    1,031     7,333      9,474
River Oaks            6,350( 6)   1,056     8,635          5     1,056    8,640         -      9,696

TEXAS
Chesapeake            3,300( 2)   1,061     4,939      3,633     1,471    8,162         -      9,633
Fairlane              3,461( 9)     710         -      9,149     1,449    8,410         -      9,859
Highland Trace            -(11)   1,450     2,871        835     1,539    3,617         -      5,156
Los Rios              9,000( 5)   1,494         -      9,572     1,517    9,549         -     11,066
Nob Hill              9,050( 5)   2,944     5,714      6,787     3,462   11,983         -     15,445
Stone Creek               -(11)   1,696       367     10,182     1,696   10,549         -     12,245
Stone Gate                -(11)   2,275         -     13,521     2,275   13,521         -     15,796

Miscellaneous Assets      3(10)       -         -      4,946         -    4,946         -      4,946
                   --------     -------  --------   --------   ------- --------   -------   --------
                    246,129      67,203   154,563    375,365    81,214  502,578    13,339    597,131
                   --------     -------  --------   --------   ------- --------   -------   --------

Real estate held for sale:
San Miguel
 (Missouri)               -(11)   1,321     5,487        390     1,321    5,877         -      7,198
Westchase
 (South Carolina)     4,440( 3)   1,496         -     11,631     1,895   11,232         -     13,127
Brookfield
 (Texas)              4,023( 5)   1,481     2,643      1,904     1,578    4,450         -      6,028
                   --------     -------  --------   --------   ------- --------   -------   --------
                      8,463       4,298     8,130     13,925     4,794   21,559         -     26,353
                   --------     -------  --------   --------   ------- --------   -------   --------
Total              $254,592     $71,501  $162,693   $389,290   $86,008 $524,137   $13,339   $623,484
                   ========     =======  ========   ========   ======= ========   =======   ========

                                                  Net           Date of
                           Accumulated        Real Estate    Construction/     Depreciable
Property Name              Depreciation         Assets        Acquisition      Lives-Years
---------------------      ------------        -----------   -------------     -----------
NORTH CAROLINA
Copper Creek                $ 1,637              5,921           1989            5-40 Years
Eastchase                     2,675              4,706           1986            5-40 Years
Falls                         4,338              7,980           1984            5-40 Years
Glen                            488              8,229           1980            5-40 Years

Habersham Pointe                146             11,254           1986            5-40 Years

Pinehurst                       843             18,317         1967/1994         5-40 Years
The Park                          3              9,471            (1)            5-40 Years
River Oaks                       43              9,653           1985            5-40 Years

TEXAS
Chesapeake                    2,925              6,708           1982            5-40 Years
Fairlane                      3,847              6,012           1980            5-40 Years
Highland Trace                1,142              4,014         1985/1987         5-40 Years
Los Rios                      1,744              9,322           1992            5-40 Years
Nob Hill                      2,676             12,769         1986/1987         5-40 Years
Stone Creek                     484             11,761           1995            5-40 Years
Stone Gate                      241             15,555           1996(1)         5-40 Years

Miscellaneous Assets          1,682              3,264         1994/1995            5 Years
                            -------            -------
                            127,829            469,302
                            -------            -------

Real estate held for sale:
San Miguel
 (Missouri)                     433              6,765         1970/1994         5-40 Years
Westchase
 (South Carolina)             4,162              8,965           1986            5-40 Years
Brookfield
 (Texas)                      1,154              4,874         1986/1987         5-40 Years
                            -------             ------
                              5,749             20,604
                            -------             ------
Total                      $133,578            489,906
                           ========            =======

     (1)  Construction still in process and/or property still in initial lease-up phase at December
          31, 1996.

     (2)  These properties serve as collateral for the "Pool A" mortgage note payable obtained concurrent with the Initial Offering in the amount of $61,710.

     (3)  These properties serve as collateral for the "Pool B" mortgage notes payable obtained concurrent with the Initial Offering in the amount of $46,830.

     (4)  This property serves as collateral for the mortgage note payable insured by HUD assumed effective October 1, 1995 in the outstanding amount of $9,764 at December 31, 1996.

     (5)  These properties serve as collateral for mortgage notes payable obtained in December 1995 in the amount of $69,000.

     (6)  This property serves as collateral for the mortgage note payable assumed effective
          November 8, 1996 in the outstanding amount of $6,350 at December 31, 1996.

     (7)  This property serves as collateral for mortgage notes payable obtained in November 6, 1996 in the outstanding amount of $7,392 at December 31, 1996.

     (8)  These properties serve as collateral for housing revenue bonds assumed at the Initial
          Offering in the outstanding amount of $19,016 at December 31, 1996.

     (9)  These properties serve as collateral for mortgage notes payable assumed at the Initial
          Offering in the outstanding amount of $34,527 at December 31, 1996.

     (10) A portion of these assets with a net book value at December 31, 1996 of $5 serve as collateral for a vehicle loan in the outstanding amount of $3 at December 31, 1996.

     (11) These properties serve as collateral for the line of credit facility in the outstanding amount of $42,700 at December 31, 1996.


                                                    83
PAGE

PARAGON GROUP INC.
REAL ESTATE AND ACCUMULATED DEPRECIATION
---------------------------------------------------------------------------
December 31, 1996
(Dollars in thousands)

    A summary of activity for real estate and accumulated depreciation is as follows:

                                                December 31,
                                     --------------------------------------
                                                                 1994,
                                      1996          1995     as Restated
---------------------------------------------------------------------------
Real Estate:
  Balance at beginning of year      $631,471      $513,761     $361,554
  Additions and basis adjustments     73,703       117,753      204,311
  Dispositions and other             (81,690)(3)       (43)     (52,104)(1)
                                    --------      --------     --------
  Balance at end of year            $623,484      $631,471     $513,761
                                    ========      ========     ========
Accumulated Depreciation:
  Balance at beginning of year      $126,437      $101,984     $116,031
  Depreciation and basis
    adjustments                       18,904 (4)    24,462 (2)   12,926
  Dispositions and other             (11,763)           (9)      26,973(1)
                                    --------      --------     --------
  Balance at end of year            $133,578      $126,437     $101,984
                                    ========      ========     ========

     (1) Represents the non-cash effect of the elimination of the historical basis of certain assets purchased for cash and adjustments resulting from the transfer of the property management, leasing, construction and development businesses of the Predecessors to PGPSI pursuant to the formation of the Company on July 27, 1994.

     (2) Includes an $8,280 adjustment to accumulated depreciation related to the acquisition of a partnership interest (Spanish Trace) for Units.

     (3) Includes a $41,754 adjustment related to the contribution of property to Paradim.

     (4) Includes $45 of Post-Measurement Date depreciation related to the commercial property services business.

     Depreciation and amortization in buildings and improvements reflected in the statements of operations are calculated on a straight-line basis over the estimated useful lives of the properties (buildings and related land improvements - 10 to 40 years; furniture, fixtures and equipment - three to 10 years; and tenant improvements - over the life of the related tenant lease).With respect to the apartment properties, the Company capitalizes floor and window coverings and depreciates such items over five years; appliances and heating, ventilating and air conditioning equipment are capitalized and depreciated over ten years.

     As of December 31, 1996, 1995 and 1994, the aggregate cost for federal income tax purposes was approximately $525,000, $532,000 and $414,000, respectively.

PAGE

                                                          ATTACHMENT B

                          CAMDEN PROPERTY TRUST
          UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  For the Year Ended December 31, 1996

Basis of Presentation

     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 is presented as if Paragon's merger into Camden Property Trust ("Camden" or the "Company") had occurred on January 1, 1996. The Unaudited Pro Forma Combined Statement of Operations gives effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and as if the combined entity qualifying as a REIT, distributed at least 95% of its taxable income, and therefore, incurred no federal income tax liability for the period presented. In addition to the merger, the Unaudited Pro Forma Combined Statement of Operations gives effect to the sale of Paragon's interest in Paragon Group Property Services, Inc. ("PGPSI") (after spin-off of the residential property services business) as if the sale had occurred on January 1, 1996 (see Note B to the Unaudited Pro Forma Combined Statement of Operations). The merger adjustments are based on certain estimates and currently available information. Such adjustments could change as additional information becomes available, as estimates are refined or as additional events occur, however, management does not expect any changes in the allocation of the purchase price to be significant. The Unaudited Pro Forma Combined Statement of Operations is further adjusted to reflect the effects of the conversion of $20.2 million principal amount of Camden's 7.33% Convertible Subordinated Debentures into $20.2 million of common equity, net of costs, subsequent to December 31, 1996 and through May 25, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

     The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of Camden and Paragon would have been for the year ended December 31, 1996 if the merger and the debenture conversion adjustments had occurred on January 1, 1996, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and are qualified in their entirety by, the respective consolidated financial statements and notes thereto of Camden and Paragon for the year ended December 31, 1996 included in their respective Annual Reports on Form 10-K.

                                       CAMDEN PROPERTY TRUST
                      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             For The Year Ended December 31, 1996
                           (In thousands, except per share amounts)

                             Historical                Pro Forma
                        -------------------  ------------------------------
                                                                                              As
                                             Sale of     Merger     Camden    Further       Further
                        Camden(A) Paragon(A) PGPSI(B) Adjustments  Combined Adjustments(H)  Adjusted
                        --------- ---------- -------- -----------  -------- -------------- ---------

Revenues
  Rental income         $105,785  $ 91,037   $          $          $196,822    $           $196,822
  Other property income    4,453     3,285                            7,738                   7,738
                        --------  --------   -------    -------    --------    -------     --------
    Total property
      income             110,238    94,322                          204,560                 204,560

  Equity in income of
    joint ventures                   1,012                   59(C)    1,071                   1,071
  Fee and asset
    management               949     9,687    (5,824)                 4,812                   4,812
  Other income               419       720        (2)                 1,137                   1,137
                        --------  --------   -------    -------    --------    -------     --------
    Total revenues       111,606   105,741    (5,826)        59     211,580                 211,580

Expenses (I)
  Property operating
    and maintenance       40,604    43,437    (4,060)                79,981                  79,981
  Real estate taxes       13,192     8,356                           21,548                  21,548
  General and adminis-
    trative                2,631     6,916    (1,081)                 8,466                   8,466
  Interest                17,336    22,066        (3)    (1,351)(D)  38,048     (1,478)      36,570
  Depreciation and
    amortization          23,894    19,552      (385)     2,849 (E)  45,910                  45,910
  Minority interest in
    consolidated
    partnerships                       106                              106                    106
                        --------  --------   -------    -------    --------    -------     --------
    Total expenses        97,657   100,433    (5,529)     1,498     194,059     (1,478)     192,581
                        --------  --------   -------    -------    --------    -------     --------
Income before gain
  on sales of properties
  and business, extin-
  guishment of hedges
  upon debt refinancing
  and minority interest   13,949     5,308      (297)    (1,439)     17,521      1,478       18,999
Gain on sales of
  properties and
  business                   115    21,139       843                 22,097                  22,097
Extinguishment of hedges
  upon debt refinancing   (5,351)                                    (5,351)                 (5,351)
                        --------  --------   -------    -------    --------    -------     --------
Income before minority
  interest                 8,713    26,447       546     (1,439)     34,267      1,478       35,745
Minority interest of
  unitholders in
  Operating Partnership            (5,232)     (109)       (510)(F)  (5,851)                 (5,851)
                        --------  --------   -------    -------    --------    -------     --------
Net income                 8,713    21,215       437     (1,949)     28,416      1,478       29,894

Preferred share
  dividends                   (4)                                        (4)                     (4)
                        --------  --------   -------    -------    --------    -------     --------
Net income to common
  shareholders          $  8,709  $ 21,215   $   437    $(1,949)    $28,412    $ 1,478     $ 29,890
                        ========  ========   =======    =======    ========    =======     ========

Net income per common
  and common equivalent
  share                 $   0.58                                    $  1.16                $   1.18

Distributions declared
  per common share      $   1.90                                    $  1.90                $   1.90

Weighted average number
  of common and common
  equivalent shares
  outstanding             14,940                         9,466       24,406(G)     840       25,246


          The accompanying notes are an integral part of this pro forma financial statement.

                                                 -2-
PAGE

                          CAMDEN PROPERTY TRUST
      NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   For the Year Ended December 31, 1996
                 (In thousands, except per share amounts)

(A) Certain reclassifications have been made to Camden's and Paragon's historical statements of operations to conform to the combined financial statement presentation.

(B) Represents the elimination of the non-residential operations of PGPSI. Prior to June 30, 1996, Paragon's management, leasing, construction and development businesses were conducted through PGPSI. Effective June 30, 1996, Paragon sold its interest in PGPSI (after the spin-off of the residential property services business) and formed Paragon Residential Services, Inc. ("PRSI") to continue Paragon's residential property services business previously conducted through PGPSI.

(C) Represents the amortization of the premium required to record Paragon's share of the debt of the joint ventures at fair value based on current interest rates.

(D)  Represents the net adjustment to interest expense, as follows:

     To reverse the amortization of Paragon's deferred
       financing costs which will have a zero fair value
       in connection with the merger                          $(1,473)
     To record the amortization of the premium required
       to record Paragon's mortgages and other notes payable
       at fair value based on current interest rates.            (211)
     To reflect the additional borrowings of $11,685 to
       fund the merger and registration costs (See Notes
       (B) and (I) of the Pro Forma Combined Balance Sheet)
       at average market interest rates of 7.04% available to
       Camden under its unsecured credit facility                 835
     To record the net reduction in interest expense due
       to the retirement of Paragon debt and to finance
       the retirement of this debt with Camden's unsecured
       credit facility                                           (502)
                                                              -------
                                                              $(1,351)
                                                              =======

(E) Represents the net increase in depreciation of real estate owned as a result of recording the Paragon real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 23 years. Buildings have been depreciated over 35 years and other assets over 3 to 15 years depending on the useful life of the related asset.

                                  -3-

     Calculation of the fair value of depreciable real estate assets at December 31, 1996:

     Purchase price (See Pro Forma Combined Balance Sheet
       Note (B))                                             $664,653
     Less:
       Purchase price allocated to projects under
         development, including land                           13,339
       Purchase price allocated to investment in real
         estate joint ventures                                 21,128
       Purchase price allocated to real estate held for sale   22,904
       Purchase price allocated to cash and other assets       19,706
       Purchase price allocated to land                        81,214
                                                             --------
       Pro forma basis of Paragon's depreciable real estate
         held for investment at fair value                   $506,362
                                                             ========

     Calculation of depreciation of real estate owned for the year ended December 31, 1996 is as follows:

     Depreciation expense based upon an estimated
       weighted average useful life of approximately
       23 years.                                              $22,016
     Less historical Paragon depreciation of real
       estate owned                                           (19,167)
                                                              -------
     Pro forma adjustment                                     $ 2,849
                                                              =======

(F) Represents an adjustment in the Unitholders' minority interest ownership to 19.9% of the earnings of Camden Subsidiary, Inc. ("Sub"). Such Unitholders' interest is in the earnings of assets owned by the Sub only, and not the combined entity.

(G) The pro forma weighted average shares outstanding for the year ended December 31, 1996 is computed as follows:

     Camden's historical weighted average number of common
       and common equivalent shares outstanding                14,940
     Issuance of Camden's common shares at an exchange
       ratio of 0.64 for all of Paragon's common stock in
       connection with the merger*                              9,466
                                                               ------
     Pro forma shares                                          24,406
                                                               ======

   * Paragon's December 31, 1996 common shares outstanding multiplied by the exchange ratio.

(H) Represents further adjustments to reflect the reduction of interest expense resulting from the conversion of $20.2 million principal amount of Camden's 7.33% Convertible Subordinated Debentures into $20.2 million of common equity, net of costs, subsequent to December 31, 1996 and through May 25, 1997.

                                 -4-

(I) Although not presented as pro forma adjustments because they do not meet the criteria for such presentation, management anticipates that the merger will create significant administrative cost savings of approximately $6 million in the first full year of operations.

                            CAMDEN PROPERTY TRUST
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               December 31, 1996

Basis of Presentation

   The Unaudited Pro Forma Combined Balance Sheet is presented as if Paragon's merger into Camden had occurred on December 31, 1996. The Unaudited Pro Forma Combined Balance Sheet gives effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made. The merger adjustments are based on certain estimates and currently available information. Such adjustments could change as additional information becomes available, as estimates are refined or as additional events occur, however, management does not expect any changes in the allocation of the purchase price to be significant. The Unaudited Pro Forma Combined Balance Sheet is further adjusted to reflect the effects of the conversion of $20.2 million principal amount of Camden's 7.33% Convertible Subordinated Debentures into $20.2 million of common equity, net of costs, subsequent to December 31, 1996 and through May 25, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

   The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of Camden and Paragon would have been at December 31, 1996, nor does it purport to represent the future combined financial position of Camden and Paragon. This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective consolidated financial statements and notes thereto of Camden and Paragon for the year ended December 31, 1996 included in their respective Annual Reports on Form 10-K.

                                       CAMDEN PROPERTY TRUST
                            UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                          December 31, 1996
                                            (In thousands)

                                        Historical          Pro Forma
                               ---------------------  ---------------------
                                                        Merger               Further        As
                                                      Adjustments   Camden  Adjustments  Further
                                Camden    Paragon(A)      (B)      Combined    (J)       Adjusted
                               --------   ----------  -----------  -------- -----------  ---------

ASSETS:
Real estate assets:
  Real estate held for
    investment, net            $553,629   $455,963   $131,613 (C)$1,141,205  $          $1,141,205
  Projects under development,
    including land               36,547     13,339                   49,886                 49,886
  Investment in real estate
    joint ventures                          19,831      1,297 (D)    21,128                 21,128
  Real estate held for sale                 20,604      2,300 (D)    22,904                 22,904
                               --------   --------   --------    ----------  ---------   ----------
                                590,176    509,737    135,210     1,235,123              1,235,123
Cash and cash equivalents         2,366      7,087                    9,453                  9,453
Other assets                     10,968     20,043     (7,424)(E)    23,587       (586)      23,001
                               --------   --------   --------    ----------  ---------   ----------
    Total assets               $603,510   $536,867   $127,786    $1,268,163  $    (586)  $1,267,577
                               ========   ========   ========    ==========  =========   ==========

LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Liabilities:
  Notes payable:
    Unsecured                  $185,800   $          $115,612 (F) $ 301,412  $          $  301,412
    Secured                      58,382    297,292    (94,882)(F)   260,792                260,792
                               --------   --------   --------    ----------  ---------   ----------
                                244,182    297,292     20,730       562,204                562,204
  Distributions payable           7,765                 5,614 (G)    13,379                 13,379
  Accounts payable, accrued
    expenses and other           28,433     19,209       (135)(H)    47,507                 47,507
                               --------   --------   --------    ----------  ---------   ----------
    Total liabilities           280,380    316,501     26,209       623,090                623,090
                               --------   --------   --------    ----------  ---------   ----------
Minority interest of
  unitholders in
  Operating Partnership                     45,860     19,408 (B)    64,151                 64,151
                                                       (1,117)(G)

7.33% Convertible Subordinated
  Debentures                     27,702                              27,702   (20,163)       7,539

Shareholders' Equity:
  Common shares of beneficial
    interest                        165        148        (53)(I)       260         8          268
  Additional paid-in capital    348,339    204,617     57,576 (I)   610,532    19,569      630,101
  Distributions in excess of
    net income                  (49,515)   (27,411)    22,915 (I)   (54,011)               (54,011)
  Unearned restricted share
    awards                       (3,561)    (2,848)     2,848 (I)    (3,561)                (3,561)
                               --------   --------   --------    ----------  --------   ----------
    Total shareholders'
      equity                    295,428    174,506     83,286       553,220    19,577      572,797
                               --------   --------   --------    ----------  --------   ----------
      Total liabilities and
        shareholders' equity   $603,510   $536,867   $127,786    $1,268,163  $   (586)  $1,267,577
                               ========   ========   ========    ==========  ========   ==========


     The accompanying notes are an integral part of this pro forma financial statement.


PAGE

\
                             CAMDEN PROPERTY TRUST
              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               December 31, 1996
                   (In thousands, except per share amounts)

(A) Certain reclassifications have been made to Paragon's historical balance sheet to conform to Camden's balance sheet presentation.

(B) Represents adjustments to record the merger in accordance with the purchase method of accounting, based upon the assumed purchase price of $664,653 assuming a market value of $27.75 per share of Camden common shares, as follows:

     Issuance of 9,466 shares of Camden common shares
       based on a 0.64 exchange ratio in exchange for
       14,791 shares of Paragon common stock                 $262,688
     Issuance of 2,352 operating partnership units to
       unitholders based on a 0.64 exchange ratio for
       3,675 units in Paragon Operating Partnership            65,269
     Assumption of Paragon liabilities                        316,501
     Adjustment to record Paragon mortgages, other notes
       payable and other liabilities at fair value              8,910
     Merger costs (See calculation below)                      11,285
                                                             --------
                                                             $664,653
                                                             ========

   The following is a calculation of the estimated fees and other expenses related to the merger:

     Advisory fees                                            $ 7,000
     Legal and accounting fees                                  1,700
     Termination, severance and relocations costs               2,000
     Payment of options                                            85
     Due diligence                                                250
     Other                                                        250
                                                              -------
                                                              $11,285
                                                              =======

(C) Fair value adjustments of Paragon's real estate assets held for investment based upon Camden's purchase price and the adjustment to eliminate Paragon's historical accumulated depreciation of $127,829.

(D) To fair value the historical cost in Paragon's other real estate assets based on subsequent sales, contracts and fair values.

(E) To fair value Paragon's other assets by $2,452 and to reverse deferred financing costs and similar costs of $4,972, which have a zero fair value in connection with the merger.

(F)  Represents the net adjustment to notes payable as follows:

                                             Unsecured        Secured
                                           Notes Payable   Notes Payable
                                           -------------   -------------

     To record the premium required to
       adjust Paragon mortgages and
       other notes payable to estimated
       fair value using current market
       quotations.                           $               $   9,045
     Additional borrowings of $11,685 of
       unsecured debt incurred by Camden
       to fund merger costs of $11,285
       See Note (B) and registration
       costs of $400 (See Note (I)).           11,685
     To record the retirement of Paragon
       debt and related prepayment penalties
       with Camden's unsecured credit
       facility.                              103,927          (103,927)
                                             --------          --------
     Pro forma adjustment                    $115,612          $(94,882)
                                             ========          ========

(G) To adjust historical distributions declared on December 31, 1996 at $0.475 per common share or unit based on the issuance by Camden of 9,466 common shares and 2,352 Units to Unitholders as if the shares had been issued at that date.

(H) Adjustment to record Paragon's accrued expenses and other liabilities at fair value.

(I) To adjust Camden's and Paragon's shareholders' equity to reflect the issuance of 9,466 (at an exchange ratio of 0.64) shares of Camden common stock at an assumed price of $27.75 per share, in exchange for all of the 14,791 outstanding shares of Paragon's common stock and to record the estimated registration costs in connection with the merger of $400, as follows:

                                     Additional  Distributions  Unearned
                             Common    Paid-in     in Excess    Restricted
                             Shares    Capital   of Net Income Share Awards
                             ------  ----------  ------------- ------------

Issuance of Camden
  common shares              $  95   $ 262,593     $             $
Registration costs
  incurred in connection
  with the merger                         (400)
Distributions on issued
  common shares                                     (4,496)
Paragon's historical
  shareholders' equity        (148)   (204,617)     27,411        2,848
                             -----   ---------     -------       ------
Pro forma adjustments        $ (53)  $  57,576     $22,915       $2,848
                             =====   =========     =======       ======

(J) Represents further adjustments to reflect the net effect of the conversion of $20.2 million principal amount of Camden's 7.33% Convertible Subordinated Debentures into $20.2 million of common equity, net of costs, subsequent to December 31, 1996 and through May 25, 1997.

                                    -10-